As filed with the Securities and Exchange Commission on July 14, 2023

Registration No. 333-_______________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MOTOMOVA INC.

(Exact name of registrant as specified in its charter)

Delaware	3590	20-5134664
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

MOTOMOVA Inc.

353 West 48th St.
4th Floor, Unit #292
New York, NY 10036

Email: menny@motomova.com

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Corporation Service Company

2711 Centerville Road

Suite 400

Wilmington, Delaware19808

302-636-5400

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Mark E. Crone, Esq.

Patrice N. Malcolm, Esq.

The Crone Law Group, PC

420 Lexington Avenue, Suite 2446

New York, NY 10170

(646) 861-7891

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 14, 2023

PRELIMINARY PROSPECTUS

MOTOMOVA INC.

Offer of up to 44,160,114 shares of common stock offered by the Company and up to 83,831,209 shares offered by Selling Stockholders

We are offering to sell up to 44,160,114 shares of common stock in a self-underwritten primary offering at a fixed price of $___ (the “Direct Offering”). The total proceeds from the Direct Offering will not be escrowed or segregated but will be available to us immediately. There is no minimum number of shares required to be purchased, and, therefore, investors who purchase shares will bear the risk that the Direct Offering will not be fully subscribed and the Company cannot be assured of raising any minimum amount of proceeds from the Direct Offering. The total proceeds received by the Company may not be sufficient to fully implement its business plan or sustain continued operations. No commission or other compensation related to the sale of the shares will be paid.

This prospectus also relates to the offer and sale of up to 83,831,209 shares of common stock by the holders identified in this prospectus or their assigns (each a “Selling Stockholder” and, collectively, the “Selling Stockholders”), which includes (i) 51,874,436 shares issued and outstanding held by existing shareholders and (ii) 31,956,773 shares of common stock issuable upon the conversion of 183,018 Series A Preferred Stock issued and outstanding. The Company will realize no proceeds from sales of common stock by the Selling Stockholders.

The Selling Stockholders may offer all or part of the shares for resale from time to time through public or private transactions, at $ per share, which is the fixed price at which the Selling Stockholders may sell their shares unless and until our common stock is quoted on the OTCQX or OTCQB tiers of OTC Markets, at which time the shares may be sold at prevailing market prices or privately negotiated prices. We provide additional information about how the selling stockholder may sell its shares of common stock in the section entitled “Plan of Distribution” in this prospectus.

The Selling Stockholders are deemed statutory “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale or other disposition of the shares of common stock covered by this prospectus.

The Company intends to maintain the current status and accuracy of this prospectus and to allow the Company to offer and sell the shares for a period of up to two years, unless earlier completely sold or terminated by the Company, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission (the “SEC”).

All costs incurred in the registration of the shares offered pursuant to this prospectus, including all registration, listing, and qualification fees, printing and legal fees, are being borne by the Company.

The Company does not have any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the shares in the Direct Offering. If the Company can locate and enter into any such arrangement(s), the shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

The Company will offer the shares in its Direct Offering directly without payment to any officer or director of any commission or compensation for the sale of the shares.

Our common stock is currently quoted on the OTC Pink Marketplace under the symbol “MTMV”. On July 14, 2023, the last reported sale price for our common stock was $2.50 per share. We intend to apply to have our common stock quoted on the OTCQB tier of OTC Markets following the effectiveness of this Registration Statement.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE SECTION ENTITLED “RISK FACTORS” IN THIS PROSPECTUS BEGINNING ON PAGE 7.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 14, 2023

You should rely only on the information contained in this prospectus, and any supplement or amendment to this prospectus. We have not authorized anyone to provide you with additional or different information. We do not take responsibility for, nor can provide any assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our shares or possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the Offering and the distribution of this prospectus applicable to that jurisdiction.

i

EXPLANATORY NOTE

This Prospectus relates to two separate offerings. The first is a public offering of up to 44,160,114 shares of our common stock to be offered and sold directly by the Company at a fixed price of $___ per share (the “Direct Offering”). The second is an offering by certain stockholders (the “Selling Stockholders Offering”) of an aggregate of up to 83,831,209 shares of our common stock, consisting of (i) 51,874,436 shares issued and outstanding held by existing shareholders and (ii) 31,956,773 shares of common stock issuable upon the conversion of 183,018 issued and outstanding shares of Series A Preferred Stock held by the Selling Stockholders. Certain sections and disclosure in the prospectus relate specifically to either the Direct Offering or the Selling Stockholders Offering, as indicated in the prospectus.

Investors should rely only on the information contained in this prospectus or contained in any prospectus supplement or free-writing prospectus to be filed with the Securities and Exchange Commission (the “SEC”). The Company has not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC. The information contained in this prospectus is accurate only as of its date, regardless of the date of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations, and prospects may have changed since that date.

As used in this prospectus, unless otherwise designated, the terms “we,” “us,” “our,” the “Company,” “Motomova”, and “our company” refer to Motomova Inc., formerly known as Petrocorp Inc., a Delaware corporation, and its subsidiary, M.E.A. Testing Systems Ltd., a company formed under the laws of the State of Israel (“MEA”), as well as Petrocorp Israel Ltd., a company formed under the laws of the State of Israel which is wholly owned by MEA.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary provides an overview of selected information and does not contain all of the information you should consider before investing in our securities. You should read the entire prospectus carefully, especially the “Risk Factors,” and our financial statements and the accompanying notes to those statements, included elsewhere in this prospectus, before making an investment decision.

Overview

The Company develops, manufactures, and supplies an extensive array of testing solutions and instruments relating to the power of motors for various markets, including electric vehicles and their components, transportation, and the home appliance industries. We offer unique combined solutions and simulations that integrate our special unique dynamic and static capabilities with traditional dynamometer methods that measure force or power. Dynamometers are testing benches used to test the physical parameters of the motor-like speed, torque, efficiency and power of the motor. For the years ended December 31, 2022 and December 31, 2021, we had sales of $989,879 and $930,849, respectively. For the quarter ended March 31, 2023, we had sales of $41,198.

Recent Developments

On July 3, 2023, each of Amir Adibi and Menachem Shalom, officers and directors of the Company, lend the Company $32,500. The Company received an aggregate of $48,750 as a result of the 25% original discount on the loans. The loans bear interest at a rate of 1% per month. In addition, the Company agreed to issue a number of shares equal to approximately 0.25% of its fully-diluted then-outstanding share capital to each of Messrs. Adibi and Shalom for each calendar month that the loan remains outstanding. If the Company’s common stock is listed on the NASDAQ Capital Market before July 4, 2024, the lenders have the right to convert the outstanding loan and accrued interest, into shares of the Company’s common stock at a 40% discount to the public offering price, subject to certain limitations, provided, however that the Company’s effective value to each lender shall not exceed $60,000,000. If the Company is not listed on Nasdaq by such date, the interest rate on the loan increases to 2% per annum and the loan is due on July 4, 2025.

On July 3, 2023, the Company entered into a convertible loan agreement with Graziani Industries 1992 Ltd. (“Lender”), pursuant to which Lender agreed to lend $200,000 to the Company with interest at the rate of 8% a year. In the event of an uplist of the Company’s common stock to NASDAQ Capital Market prior to July 4, 2024, Lender has the right to convert the outstanding loan balance into shares of the Company’s common stock at a 40% discount to the public offering price, subject to certain limitations. If the Company fails to achieve an uplisting of its common stock before such date, the loan will bear interest at 8% per annum and must be repaid on or before July 4, 2025. If the loan is not converted to shares, the debt of the Company to Lender is then personally guaranteed by Messrs. Shalom and Adibi, two directors of the Company.

On June 20, 2023, The Financial Industry Regulatory Authority notified the Company that the name change of the Company took effect on the over-the-counter market as of June 21, 2023, at which time, the ticker symbol for the Company’s common stock officially changed to “MTMV”.

On June 19, 2023, the Company and MEA entered into a convertible loan agreement with five shareholders and/or affiliates. Pursuant to the convertible loan agreement, the shareholders lend an aggregate of approximately $93,889. The loans bear interest at a rate of 1% per month. In addition, the Company agreed to issue a number of shares equal to approximately 0.25% of its fully-diluted then-outstanding share capital to each of the lending shareholder for each calendar month that the loan remains outstanding. If the Company’s common stock is listed on the NASDAQ Capital Market before June 20, 2024, the shareholders have the right to convert the outstanding loan and accrued interest, into shares of the Company’s common stock at a 40% discount to the public offering price, subject to certain limitations. If the Company is not listed on Nasdaq by such date, the interest rate on the loan increases to 2% per annum and the loan is due on June 20, 2025.

On June 15, 2023, MEA entered into a credit agreement with Bank Hapoalim, an Israeli bank, pursuant to which MEA received a 6-month loan of NIS 500,000. Interest on the line of credit accrued at the Israel Bank’s Prime Rate (currently 6.25%) plus 2.25% per annum. The credit agreement is secured by a lien on all of MEA’s assets and by unlimited personal guarantees of each of the Company’s directors.

Since the Company’s directors (Menachem Shalom, Amir Adibi and Doron Yom Tov) were required to sign an unlimited personal guarantee to secure the loan from Bank Hapoalim and to secure all other, existing and future, loans and credit provided to the Company and/or to MEA, the Company agreed to issue to each director or his designee, per month, the number of shares equal to approximately 0.05% of the outstanding shares of the Company on a fully diluted basis, per each NIS100,000 of debt secured by that director. That applies to the debt provided by Grazaini Industries as mentioned above.

On June 12, 2023, the Company filed a Certificate of Amendment of Amended and Restated Certificate of Incorporation with the Delaware Secretary of State changing its name to Motomova Inc.

During the end of 2022 through January 2023, warrants to purchase an aggregate of 304,878 shares of Series A Preferred Stock were exercised by affiliates of the Company, generating an aggregate of $1,000,000 gross proceeds to the Company.

On December 23, 2022, the Company filed a Certificate of Amendment of Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, changing the total number of its authorized capital stock to 501,000,000, which includes 500,000,000 shares of common stock, par value $0.0001 par value per share, and 1,000,000 shares of preferred stock, $0.0001 par value per share.

On November 7, 2022, the Company filed a Certificate of Amendment of Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, changing the voting and conversion rates of the 6% Convertible Series A Preferred Stock (“Series A Preferred Stock”) to be in accordance with the voting and conversion rates of the preferred shares of MEA which were exchanged for preferred shares of the Company. Each share of Series A Preferred Stock votes 174.61 shares of common stock and is convertible to 174.61 shares of common stock of the Company.

On October 6, 2022, the Company consummated the transactions contemplated by the Share Exchange Agreement dated July 26, 2022, with MEA and shareholders representing approximately 90% of the issued and outstanding shares of MEA (the “MEA Shareholders”), pursuant to which the MEA Shareholders agreed to exchange all of their shares in MEA for newly issued shares of the Company. In accordance with the Share Exchange Agreement, each outstanding ordinary share of MEA was exchanged for 34.92 shares of common stock, par value $0.0001 per share, of the Company, and every 5 outstanding preferred shares of MEA was exchanged for 1 newly issued share of Series A Preferred Stock of the Company. Each preferred share of MEA is convertible to 174.61 shares of common stock of MEA and has the other rights and designations identical to those held by the preferred shareholders of MEA immediately prior to the Closing. At the closing, all the outstanding warrants issued by MEA exercisable, for an aggregate of 305,848 warrants, were exchanged for an identical number of warrants exercisable for the identical number of preferred shares of Motomova, all of which warrants have since been exercised and are no longer outstanding. As a result of the transactions contemplated by the Share Exchange Agreement, MEA became a subsidiary of the Company.

On September 28, 2022, the Company filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, authorizing 1,000,000 shares of ‘blank check’ preferred stock and other corporate changes. The amended and restated certificate also authorized the issuance of 800,000 shares of Series A Preferred Stock.

On March 15, 2022, Optima Fintech Management Ltd., a company formed under the laws of the State of Israel (“Optima”), which is beneficially owned and controlled by Menachem Shalom and Amir Adibi, two of our officers and directors, purchased 17,000,000 shares of our common stock from James Fitzsimons, former CEO of the Company, pursuant to the terms and conditions of the Stock Purchase Agreement dated February 23, 2022, among Optima, Mr. Fitzsimons, and the Company. As a result of the purchase, Optima controls the majority of the power of the Company’s outstanding voting securities.

Risks Associated with Our Business

Our business and ability to execute our business strategy are subject to a number of risks of which you should be aware before you decide to buy our common stock. In particular, you should consider the following risks, which are discussed more fully in the section entitled “Risk Factors” in this prospectus, as well as the other risks described in the section captioned “Risk Factors.”

●	We have incurred significant losses since our inception and anticipate that we will continue to incur losses for the foreseeable future.

●	We will need substantial additional funding to continue our operations, which could result in significant dilution or restrictions on our business activities. We may not be able to raise capital when needed, if at all, which would force us to delay, reduce or eliminate our product development programs or commercialization efforts and could cause our business to fail.

●	We have outstanding convertible notes and convertible preferred stock, which may result in substantial dilution to our shareholders if we are unable to repay such loans through cash flow from operations and the conversion rights are exercised.

●	We will need to grow the size of our organization, and we may experience difficulties in managing any growth we may achieve.

●	Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

●	If our efforts to protect the proprietary nature of our technologies are not adequate, we may not be able to compete effectively in our market and our business would be harmed.

●	The patent protection covering some of our product candidates has expired which may affect our differentiation and uniqueness in the market which, in return, has significantly negative effective on or business.

●	If we are not able to attract and retain highly qualified personnel, we may not be able to successfully implement our business strategy.

●	Our share price has been, is expected to continue to be volatile and may be influenced by numerous factors, some of which are beyond our control.

●	Our offices are headquartered in Israel and, therefore, our results may be adversely affected by economic restrictions imposed on, and political and military instability in, Israel.

●	There has been no public market for our common stock and an active trading market for our common stock may not develop or be sustained after this offering. The lack of a public market may impair the value of shares of our common stock and the ability to sell them at any time.

Corporate Information

Our principal executive offices are located at 353 West 48th St., 4th Floor, Unit #292, New York, NY 10036. We have signed a lease agreement at 36 East, 31st St, New York, NY. Our manufacturing and research and development officers are located in Netanya, Israel. Our telephone number is 646-257-4214. Our website address is www.meatesting.com. Information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

Emerging Growth Company

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company as described above. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

For as long as we continue to be an emerging growth company, we expect that we will take advantage of the reduced disclosure obligations available to us as a result of that classification. We have taken advantage of certain of those reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years.

DIRECT OFFERING

Common stock outstanding prior to the Direct Offering (As of July 13, 2023)	76,347,992

Shares of common stock offered by us in the Direct Offering	44,160,114 shares

Offering price for shares sold in the Direct Offering	$__________

Common stock outstanding after completion of the Offering (assuming all of the shares have been sold)	120,508,106 shares

Use of proceeds	We intend to use the net proceeds from the Direct Offering after deducting the estimated offering expenses for marketing, expansion of our manufacturing capabilities, and working capital. See “Use of Proceeds” on page 18 of this prospectus.

OTC Pink Symbol	Our common stock is presently quoted on the OTC Pink Marketplace under the symbol “MTMV.”

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7.

The number of shares of our common stock that will be outstanding immediately after the Offering is based on 76,347,992 shares of common stock outstanding as of July 13, 2023 and excludes an aggregate of 610,061 shares of Series A Preferred Stock which are convertible to 106,522,751 shares of common stock.

SELLING STOCKHOLDERS OFFERING

The Selling Stockholders set forth herein, who are deemed to be statutory underwriters, are offering shares of the Company’s common stock, consisting of (i) 46,774,436 common shares issued to the shareholders of MEA pursuant to the terms and conditions of the Share Exchange Agreement, (ii) 5,100,000 shares which are held by Optima and (iii) 31,956,773 shares issuable upon the conversion of 183,018 Series A Preferred Stock issued and outstanding. The Company will realize no proceeds from sales by the Selling Stockholders or from the conversion of the outstanding Series A Preferred Stock. The registration of the shares of our common stock for the Selling Stockholders does not necessarily mean that any shares of our common stock will be sold by any of the Selling Stockholders, and we cannot predict when or in what amounts any of the Selling Stockholders may sell any of our shares of common stock offered by this prospectus. It also does not mean that the Series A Preferred Stock will be converted. See the section of this prospectus entitled “Selling Stockholders” for additional information about the Selling Stockholders. The Selling Stockholders may offer all or part of the shares for resale from time to time through public or private transactions, at $__________ per share, which is the fixed price at which the Selling Stockholders may sell their shares unless and until our common stock is quoted on the OTCQX or OTCQB tiers of OTC Markets, at which time the shares may be sold at prevailing market prices or privately negotiated prices. The Company is paying for all registration, listing and qualification fees, printing fees and legal fees.

Lock Up Agreements

In connection with the Share Exchange with MEA, each of the Selling Stockholders holding in the aggregate 46,774,436 shares of common stock of the Company acquired in connection with the Share Exchange executed a Leak Out and Resale Restriction Agreement with the Company. Pursuant to said agreement, each stockholder agreed not to transfer, sell or otherwise dispose of, directly or indirectly the shares of the Company for a period of 270 trading days after the effective date of the registration statement of which this prospectus forms a part, and to limit the sale of shares during the twelve months thereafter to (i) up to 3% of the Selling Stockholder’s shares per 30-day period on a non-cumulative basis during the first six months of such twelve-month period, and (ii) up to 6% of the Selling Stockholder’s shares per 30-day period on a non-cumulative basis during the next six months of such twelve-month period. In addition, the Selling Stockholders are prohibited from selling more than an aggregate of 75% of its shares prior to October 6, 2024, which is the second anniversary of the Leak Out and Resale Restriction Agreement.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus, including our financial statements and the related notes appearing at the end of this prospectus. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below may not be all of the risks facing our company. Additional risks not presently known to us or that we currently consider immaterial may also impair our business operations. You could lose all or part of your investment due to any of these risks.

Risks Relating to our Present Business and our Present Industry

The current uncertain economic environment and inflationary conditions may adversely affect global vehicle production and demand for our solutions.

Our business depends on, and is directly affected by, the global automobile industry. Economic conditions in North America, Europe and Asia can have a large impact on the production volume of new vehicles, and, accordingly, have an impact on our revenue. Automotive production and sales are highly cyclical and depend on general economic conditions and other factors, including consumer spending and preferences, changes in interest rate levels and credit availability, consumer confidence and purchasing power, energy and fuel costs, fuel availability, environmental impact, governmental incentives, regulatory requirements, and political volatility, especially in energy-producing countries and growth markets. In addition, automotive production and sales can be affected by our customers’ ability to continue operating in response to challenging economic conditions, such as those caused by the COVID-19 pandemic, and in response to labor relations issues and shortages, supply chain disruptions, regulatory requirements, trade agreements and other factors. Moreover, automakers continue to face supply chain shortages, and we expect that global vehicle production will not fully recover from the impact of supply chain constraints in 2022 and 2023. Furthermore, current uncertain economic conditions and inflation may contribute to a reduction in consumer demand, which may reduce vehicle production over at least the next several quarters.

In addition to these general economic factors, uncertainties in specific markets may further contribute to lower vehicle production. For example, the disruption by Russia of gas supplies to Western Europe could significantly impact industrial production, including vehicle production, in significant markets such as Germany. We cannot predict when the impact of these factors on global vehicle production will substantially diminish. We believe that the expected continued constraint on global automotive production resulting from supply chain shortages and the effect of economic uncertainty will limit our ability to sustain or increase our revenue. More generally, the volume of automotive production in North America, Europe, China, and the rest of the world has fluctuated, sometimes significantly, from year to year, for many reasons, and such fluctuations give rise to fluctuations in the demand for our solutions. As a result, in addition to the impact of the current uncertainties that we anticipate to impact automotive production in the near term, adverse changes in economic or market conditions or other factors, including, but not limited to, general economic conditions, the bankruptcy of any of our customers or the closure of OEM manufacturing facilities may result in a reduction in automotive sales and production, and could have an adverse effect on our business, results of operations, and financial condition.

We are subject to risks related to trade policies, sanctions, and import and export controls.

Trade policies and international disputes at times result in increased tariffs, trade barriers and other restrictions, which can increase our manufacturing costs, make our solutions less competitive, reduce demand for our solutions, limit our ability to sell to certain customers, limit our ability to procure components or raw materials or impede or slow the movement of our goods across borders. Increasing protectionism and economic nationalism may lead to further changes in trade policies and regulations, domestic sourcing initiatives, or other formal and informal measures.

Likewise, national security and foreign policy concerns may prompt governments to impose trade or other restrictions, which could make it more difficult to sell our solutions in, or restrict our access to, certain markets. In this regard, our business activities are subject to various trade and economic sanctions laws and regulations, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control’s sanctions programs and the Export Administration Regulations issued by the U.S. Department of Commerce. These rules may prohibit or restrict our ability to, directly or indirectly, conduct activities or dealings in or with certain countries or involving certain persons, or otherwise affect our business. While we believe that current U.S. sanctions do not materially impede our ability to conduct our current business, new sanctions imposed by the United States, the European Union or other countries may restrict certain of our operations and negatively affect our revenue and profitability in the future. Although we take steps to comply with applicable laws and regulations, our failure to successfully comply with applicable sanctions or export control rules may expose us to negative legal and business consequences, including civil or criminal penalties and government investigations.

In particular, in response to Russia’s recent invasion of Ukraine, the United States, the European Union, and several other countries are imposing far-reaching sanctions and export control restrictions on Russian entities and individuals. See “— The current conflict between Ukraine and Russia has exacerbated market instability and disrupted the global economy.”

Additionally, tensions between the United States and China have led to increased tariffs and trade restrictions, including tariffs applicable to some of our solutions, and have affected customer ordering patterns. In addition to imposing economic sanctions on certain Chinese individuals and entities, the United States has imposed restrictions on the export of U.S.-regulated products and technology to certain Chinese technology companies, including certain of our customers. Future restrictions could adversely affect our financial performance, result in reputational harm to us due to our relationship with such companies or lead such companies to develop or adopt technologies that compete with our solutions. It is difficult to predict what further trade-related actions governments may take, which may include trade restrictions and additional or increased tariffs and export controls imposed on short notice, and we may be unable to quickly and effectively react to or mitigate such actions.

Trade disputes and protectionist measures, or continued uncertainty about such matters, could result in declining consumer confidence and slowing economic growth or recession, and could cause our customers to reduce, cancel, or alter the timing of their purchases with us. Sustained geopolitical tensions could lead to long-term changes in global trade and technology supply chains, and decoupling of global trade networks, which could adversely affect our business, results of operations, and financial condition.

Given our international supply chain and distribution, we are subject to import and export laws of multiple countries. Failure to comply with the requirements of such laws may lead to the imposition of additional taxes or duties on imports or exports, fines, or penalties.

If we are unable to protect our proprietary information or other intellectual property, Motomova’s business could be adversely affected.

We have no copyright, trademark or other intellectual property protection. We also do not have contractual restrictions, including through confidentiality, non-disclosure and assignment of copyright or invention assignment agreements with our employees to establish, maintain and protect Motomova’s proprietary information and other intellectual property. Motomova may not be able to efficiently detect and prevent all misappropriation, unauthorized use or reverse engineering its proprietary information and other intellectual property. Even if we have such protection, for example, contractual restrictions, such provisions may be breached, and we may not succeed in enforcing its rights or have adequate remedies for any breach of laws or contractual restrictions. Moreover, Motomova’s trade secrets may be disclosed to or otherwise become known or be independently developed by competitors, and in these situations we may have no or limited rights to stop others’ use of its information. Furthermore, to the extent that the employees or other third parties with whom we do business use intellectual property owned by others in their work for Motomova, disputes may arise as to the rights to such intellectual property. If, for any of the above reasons, our intellectual property is disclosed or misappropriated, it would have an adverse effect on Motomova’s business, financial condition and results of operations.

The current conflict between Ukraine and Russia has exacerbated market instability and disrupted the global economy.

The current conflict between Ukraine and Russia has caused uncertainty about economic and political stability, increasing volatility in the credit and financial markets and disrupting the global economy. The United States, the European Union, and several other countries are imposing far-reaching sanctions and export control restrictions on Russian entities and individuals. These measures could constrain our ability to work with Russian companies or individuals in connection with the development of our solutions in the future. These sanctions and export controls may also contribute to higher oil and gas prices and inflation, which could reduce demand in the global automotive sector and therefore reduce demand for our solutions. There is also a risk that Russia, as a retaliatory action to sanctions, may launch cyberattacks against the United States, the European Union, or other countries or their infrastructures and businesses. Additional consequences of the conflict may include diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, and various shortages and supply chain disruptions. While we do not currently directly rely on goods or services sourced in Russia or Ukraine and thus have not experienced any direct disruptions, we may experience indirect disruptions in our supply chain. Any of the foregoing factors, including developments or effects that we cannot yet predict, may adversely affect our business, results of operations, and financial condition.

Risks Relating to Our Israel Operations

Our offices are headquartered in Israel and, therefore, our results may be adversely affected by economic restrictions imposed on, and political and military instability in, Israel.

Our offices, which house substantially all of our research and development team, including engineers, machinists, researchers as well as the facility of our manufacturing and assembly are located in Israel. Our employees, directors and officers are residents of Israel. Accordingly, political, economic and military conditions in Israel and the surrounding region may directly affect our business. Any hostilities involving Israel or the interruption or curtailment of trade within Israel or between Israel and its trading partners could materially and adversely affect our business, financial condition and results of operations and could make it more difficult for us to raise capital. An extended interruption could materially and adversely affect our business, financial condition and results of operations.

Recent political uprisings, social unrest and violence in various countries in the Middle East and North Africa, including Israel’s neighbors Egypt and Syria, are affecting the political stability of those countries. This instability may lead to deterioration of the political relationships, if any, that exist between Israel and these countries and has raised concerns regarding security in the region and the potential for armed conflict. Our commercial insurance does not cover losses that may occur as a result of an event associated with the security situation in the Middle East. Any losses or damages incurred by us could have a material adverse effect on our business. In addition, Iran has threatened to attack Israel and is widely believed to be developing nuclear weapons. Iran is also believed to have a strong influence among parties hostile to Israel in areas that neighbor Israel, such as the Syrian government, Hamas in Gaza and Hezbollah in Lebanon. Any armed conflicts, terrorist activities or political instability in the region could materially and adversely affect our business, financial condition and results of operations.

The legislative power of the State of Israel resides in the Knesset, a unicameral parliament that consists of 120 members elected by nationwide voting under a system of proportional representation. Israel has held six general elections in the last five years (on April 9, 2019, September 17, 2019, March 2, 2020, March 23, 2021, November 1, 2022, and March 2, 2023) due to the difficulty of forming a stable government under the conditions of Israel’s parliamentary system. The uncertainty surrounding future elections and/or the results of such elections in Israel may continue and the political situation in Israel may further deteriorate. Actual or perceived political instability in Israel or any negative changes in the political environment, may individually or in the aggregate adversely affect the Israeli economy and, in turn, our business, financial condition, results of operations and prospects.

Furthermore, the Israeli government has recently been pursuing legislative changes which, if adopted, will alter the current state of separation of powers among the three branches of government and, as a result, have sparked a considerable political debate. Many individuals, organizations and institutions, within and outside of Israel, have voiced concerns over the potential negative impacts of such changes and the controversy surrounding them on the business and financial environment in Israel. Such negative impacts may include, among others, a downgrade in Israel’s sovereign credit rating, increased interest rates, currency fluctuations, inflation, civil unrest and volatility in securities markets, which could adversely affect the conditions in which we operate and potentially deter foreign investors and organizations from investing or transacting business in Israel. If any of the foregoing risks were to materialize, it may have an adverse effect on our business, our results of operations and our ability to raise additional funds.

Our operations may be disrupted as a result of the obligation of Israeli citizens to perform military service.

Many Israeli citizens are obligated to perform one month, and in some cases more, of annual military reserve duty until they reach the age of 45 (or older, for reservists with certain occupations) and, in the event of a military conflict, may be called to active duty. In response to terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be additional military reserve duty call-ups in the future in connection with this conflict or otherwise. Some of our employees, consultants and employees of the manufacturer of our products, are required to perform annual military reserve duty in Israel and may be called to active duty at any time under emergency circumstances. Our operations could be disrupted by such call-ups.

Our sales may be adversely affected by boycotts of Israel.

Several countries, principally in the Middle East, restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies whether as a result of hostilities in the region or otherwise. In addition, there have been increased efforts by activists to cause companies and consumers to boycott Israeli goods based on Israeli government policies. Such actions, particularly if they become more widespread, may adversely impact our ability to sell our products.

We are subject to material risks related to foreign currency exchange rate fluctuations.

Currently, our revenues from Israeli customers are collected in NIS. Most of our customers are based outside of Israeli and they pay us mostly in USD and EUR. Some of our overhead expenses are paid in NIS and some are paid in USD and EUR. Cost of row materials purchased and used by us is paid in NIS, USD and EUR. We face foreign currency rate translation risks when our results are translated to U.S. dollars or to Euros.

The exchange rate between NIS and USD, and between NIS and EUR, has recently experience fluctuations as a result of political and economic developments in both Israel and internationally. As of December 31, 2022, the NIS was approximately 3.52 to the US$1.00 and approximately 3.66 to the EUR €3.66 after having been stronger over a period of several years, which has materially and adversely affected our revenues in NIS. There can be no assurance that such exchange rate will stabilize in the future amongst the volatility of currencies, globalization and the unstable economies in recent years. Since our revenues and net income are denominated in NIS, any decrease in the value of NIS against U.S. dollars and/or the Euro would adversely affect our revenues.

Risks Related to this Offering and Ownership of Our Common Stock

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business, which research and reports are not and would not be subject to our control. We currently do not have and may never obtain research coverage by securities analysts, and industry analysts that currently cover us may cease to do so. If no securities analysts commence coverage of our company, or if industry analysts cease coverage of our company, the trading price for our stock could be materially and adversely impacted. In the event we obtain securities analyst coverage, if one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price may be materially and adversely impacted. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

An active, liquid trading market for our common stock may not develop or be sustained. If and when an active market develops, the price of our common stock may be volatile.

Presently, our common stock is traded on the OTC Pink Marketplace under the symbol “MTMV”. There is limited trading in our stock and, in the absence of an active trading market, investors may have difficulty buying and selling or obtaining market quotations, market visibility for shares of our common stock may be limited, and a lack of visibility for shares of our common stock may have a depressive effect on the market price for shares of our common stock.

The lack of an active market impairs your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares. Holders of our common stock may, therefore, have difficulty selling their common stock, should they decide to do so. In addition, there can be no assurances that such markets will continue or that any shares of common stock will be able to be sold without incurring a loss. Any such market price of the common stock may not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value, and may not be indicative of the market price for the common stock in the future. Further, the market price for the common stock may be volatile depending on a number of factors, including business performance, industry dynamics, news announcements or changes in general.

Although we intend to apply to have our common stock quoted on the OTCQB tier of OTC Markets, there can be no assurances that such application will be approved. Further, even if such application is approved, there may be no active market in our common stock. Trading in stocks quoted on the OTCQB is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. The securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of shares of our common stock. Moreover, the OTCQB is not a stock exchange, and trading of securities is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a national stock exchange like the NYSE. Accordingly, even if our common stock is quoted on the OTCQB, stockholders may have difficulty reselling any shares of common stock.

The trading price of our common stock is likely to be volatile, which could result in substantial losses to investors.

The trading price of our common stock is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located outside of the United States. In addition to market and industry factors, the price and trading volume for our common stock may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenues, earnings and cash flow;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new offerings, solutions and expansions by us or our competitors;

●	changes in financial estimates by securities analysts;

●	detrimental adverse publicity about us, our brand, our services or our industry;

●	additions or departures of key personnel;

●	sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our common stock will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If you purchase our securities in this offering, you will incur immediate and substantial dilution in the book value of your shares. You will experience further dilution if we issue additional equity or equity-linked securities in the future.

The public offering price per share of our common stock will be substantially higher than the net tangible book value per share of our common stock immediately prior to the offering. After giving effect to the sale of 44,160,114 shares of our common stock in this offering, at the assumed public offering price of $_____ per share, which is the last reported sale price of our common stock on the OTC Pink Marketplace on July __, 2023, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, purchasers of our common stock in this offering will incur immediate dilution of $_____ per share in the net tangible book value of the common stock they acquire. For a further description of the dilution that investors in this offering may experience, see “Dilution.”

We have various outstanding convertible notes which are convertible into shares of our common stock at a discount to market.

As of the date of this prospectus, we owed approximately $621,461.19 under various convertible promissory notes, which are convertible at a 40% discount to our public offering price in any NASDAQ uplisting which we may undertake. As a result, any conversion of the convertible notes and sale of shares of common stock issuable in connection with the conversion thereof may cause the value of our common stock to decline in value, as described in greater detail under the Risk Factors below. Notwithstanding the above, we hope to repay the convertible notes in full before any conversions take place.

The issuance and sale of common stock upon conversion of the convertible notes may depress the market price of our common stock.

If sequential conversions of the convertible notes and sales of such converted shares take place, the price of our common stock may decline, and as a result, the holders of the convertible notes will be entitled to receive an increasing number of shares in connection with conversions, which shares could then be sold in the market, triggering further price declines and conversions for even larger numbers of shares, to the detriment of our investors. The shares of common stock which the convertible notes are convertible into may be sold without restriction pursuant to Rule 144. As a result, the sale of these shares may adversely affect the market price, if any, of our common stock.

In addition, the common stock issuable upon conversion of the convertible notes may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of the company’s stock will decrease, and any additional shares which shareholders attempt to sell in the market will only further decrease the share price. The convertible notes will be convertible into shares of our common stock at a discount to market as described above, and such discount to market provides the holders with the ability to sell their common stock at or below market and still make a profit. In the event of such overhang, the note holders will have an incentive to sell their common stock as quickly as possible. If the share volume of our common stock cannot absorb the discounted shares, then the value of our common stock will likely decrease. Notwithstanding the above, we hope to repay the convertible notes in full before any conversions take place.

A decline in the price of our common stock could affect our ability to raise any required working capital and adversely impact our operations.

A decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise any required capital for our operations. Because we intend to fund the Company in the future primarily through the sale of equity securities, a decline in the price of our common stock could have an adverse effect upon our liquidity and our continued operations. A reduction in our ability to raise equity capital in the future may have a material adverse effect upon our business plan and operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

The large number of shares eligible for immediate and future sales may depress the price of our stock.

As of the date of this Prospectus we have 76,347,992 shares of common stock outstanding, of which 3,280,000 shares are “free trading” and may serve to overhang the market and depress the price of our common stock. In addition, we have 610,061 shares of Preferred Stock issued and outstanding, which are convertible to 106,522,751 shares of common stock.

“Penny Stock” rules may make buying or selling our common stock difficult. Limitations upon Broker-Dealers Effecting Transactions in “Penny Stocks”

Trading in our common stock is subject to material limitations as a consequence of regulations which limit the activities of broker-dealers effecting transactions in “penny stocks.” Pursuant to Rule 3a51-1 under the Exchange Act, our common stock is a “penny stock” because it (i) is not listed on any national securities exchange or The NASDAQ Stock Market™, (ii) has a market price of less than $5.00 per share, and (iii) its issuer (the Company) has net tangible assets less than $2,000,000 (if the issuer has been in business for at least three (3) years) or $5,000,000 (if the issuer has been in business for less than three (3) years).

Rule 15g-9 promulgated under the Exchange Act imposes limitations upon trading activities on “penny stocks”, which makes selling our common stock more difficult compared to selling securities which are not “penny stocks.” Rule 15a-9 restricts the solicitation of sales of “penny stocks” by broker-dealers unless the broker first (i) obtains from the purchaser information concerning his financial situation, investment experience and investment objectives, (ii) reasonably determines that the purchaser has sufficient knowledge and experience in financial matters that the person is capable of evaluating the risks of investing in “penny stocks”, and (iii) delivers and receives back from the purchaser a manually signed written statement acknowledging the purchaser’s investment experience and financial sophistication.

Rules 15g-2 through 15g-6 promulgated under the Exchange Act require broker-dealers who engage in transactions in “penny stocks” first to provide their customers with a series of disclosures and documents, including (i) a standardized risk disclosure document identifying the risks inherent in investing in “penny stocks”, (ii) all compensation received by the broker-dealer in connection with the transaction, (iii) current quotation prices and other relevant market data, and (iv) monthly account statements reflecting the fair market value of the securities.

There can be no assurance that any broker-dealer which initiates quotations for the Common Stock will continue to do so, and the loss of any such broker-dealer likely would have a material adverse effect on the market price of our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Because our common stock is deemed a low-priced “penny stock,” it will be cumbersome for brokers and dealers to trade in our common stock, making the market for our common stock less liquid and negatively affect the price of our stock.

We will be subject to certain provisions of the Securities Exchange Act of 1934 (the “Exchange Act”), commonly referred to as the “penny stock” rules as defined in Rule 3a51-1. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Since our stock is deemed to be a penny stock, trading is subject to additional sales practice requirements of broker-dealers. These require a broker-dealer to:

●	Deliver to the customer, and obtain a written receipts for, a disclosure document;

●	Disclose certain price information about the stock;

●	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

●	Send monthly statements to customers with market and price information about the penny stock; and

●	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, penny stock rules and FINRA rules may restrict the ability or willingness of broker-dealers to trade and/or maintain a market in our common stock. Also, prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

We have paid no dividends and have no plans to do so.

We never have paid any dividends on our common stock and we do not intend to pay any dividends in the foreseeable future. Consequently, you may receive little or no return on your investment.

The ownership by our officers and directors of Series A Preferred Stock provides them with majority voting power over the Company.

Through their ownership of Optima and their control of other entities, Doron Yom-Tov, Menachem Shalom, and Amir Adibi, beneficially have current voting control of approximately 67.57% of the Company. This percentage includes the 488,038 shares of Series A Preferred Stock beneficially owned by Messrs. Yom-Tov, Shalom, and Adibi. The vote of each share of the Series A Voting Preferred Stock is equal to and counted as 174.61 shares of our common stock Accordingly, our officers and directors exercise control in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, the power to prevent or cause a change in control and to determine the outcome of most matters submitted to a vote of our shareholders. The interests of Messrs. Yom_Tov, Shalom, and Adibi may differ from the interests of the other shareholders and thus result in corporate decisions that are adverse to other shareholders. This preferred share structure severely restricts other shareholders’ ability to influence corporate matters and Messrs. Shalom and Adibi may take actions that some of our shareholders do not view as beneficial, each of which could reduce the market price of our securities.

Our Series A Preferred Stock is convertible into shares of our common stock, which shares may cause substantial dilution to our existing shareholders.

As of the date of this prospectus, we have 610,061 shares of our Series A Preferred Stock issued and outstanding, which are convertible into 106,522,751 shares of our common stock (representing 58.25% of the issued and outstanding shares of our common stock immediately following such conversion).

We have the right to issue shares of preferred stock. If we were to issue preferred stock, it is likely to have rights, preferences and privileges that may adversely affect the common stock.

We are authorized to issue 1,000,000 shares of “blank check” preferred stock, with such rights, preferences and privileges as may be determined from time-to-time by our board of directors. We currently have 610,061 shares of Series A Preferred Stock outstanding, which are convertible to 106,522,751 shares of common stock and vote at the rate of 174.61 per share. Accordingly, our board of directors is empowered, without shareholder approval, to issue an additional 389,939 shares of preferred stock in one or more series, and to fix for any series the dividend rights, dissolution or liquidation preferences, redemption prices, conversion rights, voting rights, and other rights, preferences and privileges for the preferred stock. The issuance of shares of preferred stock, depending on the rights, preferences and privileges attributable to the preferred stock, could adversely reduce the voting rights and powers of the common stock and the portion of the Company’s assets allocated for distribution to common stockholders in a liquidation event, and could also result in dilution in the book value per share of the common stock we are offering. The preferred stock could also be utilized, under certain circumstances, as a method for raising additional capital or discouraging, delaying or preventing a change in control of the Company, to the detriment of the investors in the common stock offered hereby. We cannot assure you that the Company will not, under certain circumstances, issue shares of its preferred stock.

We may allocate the net proceeds from this offering in ways which differ from our estimates based on our current plans and assumptions discussed in the section titled “Use of Proceeds” and with which you may not agree.

The allocation of net proceeds of the offering set forth in the “Use of Proceeds” section below represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and related rate of growth. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used are discussed in the section entitled “Use of Proceeds” below. You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. As a result, you and other shareholders may not agree with our decisions. See “Use of Proceeds” for additional information.

Management will have substantial discretion over the use of the proceeds of this Offering and may not choose to use it effectively.

We plan to use the proceeds from this Offering as set forth in the section entitled “Use of Proceeds.” Our management will have significant flexibility in applying the net proceeds of this Offering and may apply the proceeds in ways with which you do not agree. The failure of our management to apply these funds effectively could materially harm our business.

It may be difficult to enforce a U.S. judgment against us, our officers and directors and the foreign persons named in this registration statement in the United States or in foreign countries, or to assert U.S. securities laws claims in foreign countries or serve process on our officers and directors and these experts.

While we are incorporated in the State of Delaware, currently all of our directors and executive officers are not residents of the United States and are located outside of the United States. The majority of our assets are located outside the United States. Therefore, it may be difficult for an investor, or any other person or entity, to enforce a U.S. court judgment based upon the civil liability provisions of the U.S. federal securities laws against us or any of these persons in a U.S. or foreign court, or to effect service of process upon these persons in the United States. Additionally, it may be difficult for an investor, or any other person or entity, to assert U.S. securities law claims in original actions instituted in foreign countries. Foreign courts may refuse to hear a claim based on a violation of U.S. securities laws on the grounds that foreign countries are not necessary the most appropriate forum in which to bring such a claim. Even if a foreign court agrees to hear a claim, it may determine that foreign law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by foreign countries law. There is little binding case law in foreign countries addressing the matters described above.

We have not adopted various corporate governance measures, and as a result, stockholders may have limited protections against interested director transactions, conflicts of interest and similar matters.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of corporate management and the securities markets. Because our securities are not yet listed on a national securities exchange, we are not required to adopt these corporate governance measures and have not done so voluntarily in order to avoid incurring the additional costs associated with such measures. Furthermore, the absence of the governance measures referred to above with respect to our Company may leave our stockholders with more limited protection in connection with interested director transactions, conflicts of interest and similar matters.

Limitations on director and officer liability and indemnification of our officers and directors by us may discourage stockholders from bringing suit against a director.

Our Amended and Restated Articles of Incorporation and Bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director. This may limit stockholders from bringing a suit against a director and increase the risk of an investment in our company.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

Our historical financial statements have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm has issued a report on our financial statements for the years ended December 31, 2022 and 2021, that included an explanatory paragraph referring to our recurring operating losses and expressing substantial doubt in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, generate revenue. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. However, if adequate funds are not available to us when we need it, we will be required to curtail our operations which would, in turn, further raise substantial doubt about our ability to continue as a going concern. The doubt regarding our potential ability to continue as a going concern may adversely affect our ability to obtain new financing on reasonable terms or at all. Additionally, if we are unable to continue as a going concern, our stockholders may lose some or all of their investment in the Company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements”. Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, a continued decline in general economic conditions nationally and internationally; market acceptance of our products; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize new and improved products; our ability to raise capital to fund continuing operations; changes in government regulation; our ability to complete customer transactions and capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations and any businesses that may be acquired by us. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law we do not intend to update any of the forward-looking statements to conform these statements to actual results.

MARKET AND INDUSTRY DATA

This prospectus contains estimates, projections and other information concerning our industry, our business and the markets for our products, including data regarding the estimated size of such markets. We obtained the industry, market and similar data set forth in this prospectus from our internal estimates and research and from industry research, publications, surveys and studies conducted by third parties. In some cases, we do not expressly refer to the sources from which this data is derived. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. While we believe our internal research is reliable, such research has not been verified by any third party. You are cautioned not to give undue weight to any such information, projections and estimates.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be $44,090,114 from the sale of our common stock in this Offering assuming a public offering price of $1.00 per share of common stock, after deducting the estimated fees and estimated offering expenses payable by us in the amount of $70,000. These amounts below assumes the sale of all of the shares being offered hereunder at $1.00 per share, of which there is no guarantee. The table below depicts how we plan to utilize the net proceeds in the event that 25%, 50%, 75%, and 100% of the shares in this Offering are sold, after deducting estimated offering expenses of $70,000 payable by us.

Use of Proceeds	100%	75%	50%	25%
Marketing and sales	$7,703,520	$5,777,640	$3,851,760	$1,925,880
Additional products	$6,603,017	$4,952,263	$3,301,509	$1,650,755
Expansion of Manufacturing Capabilities	$4,402,011	$3,301,508	$2,201,006	$1,100,503
General Corporate Purposes	$3,301,509	$2,476,131	$1,650,755	$825,377
Total:	$22,010,057	$16,507,542	$11,005,028	$5,502,515

We intend to use the net proceeds from this offering for marketing and sales (approximately 35% of said proceeds), create additional products (30%), expand our current manufacturing capabilities (20%) and general corporate purposes (15%), including working capital. This expected use of our net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including any unforeseen cash needs.

As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business.

Any funds we raise in this offering will be immediately available for our use and will not be returned to investors. We will not maintain an escrow, trust, or similar account for the receipt of proceeds from the sale of our shares.

DILUTION

If you purchase shares of common stock in this Offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this Offering. Our net tangible book value (deficit) as of June 30, 2022 was $(902,793), or $(0.005) per share of common stock (based upon 76,347,992 outstanding shares of common stock as of June 30, 2023, and the full conversion of all 610,061 Preferred A shares into 106,522,751 common shares). “Net tangible book value (deficit)” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value (deficit) per share” is net tangible book value (deficit) divided by the total number of shares of common stock outstanding.

After giving effect to the sale by us in this offering of 44,160,114 shares at a public offering price of $1.00 and after deducting the estimated offering costs payable by us, our net tangible book value as of December 31, 2022, would have been ($1,560,011), or $ USD (0.022) per share of common stock. This amount represents an immediate increase in net tangible book value of $       per share to existing stockholders and an immediate dilution of $      per share to purchasers in this offering.

The following tables illustrate the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50%, and 25% of the shares offered for sale in this Offering (after our estimated maximum offering expenses of up to $70,000:

Funding Level		$11,040,029	$22,080,057	$33,120,086	$44,160,114

Offering Price		$1.00	$1.00	$1.00	$1.00

Pro forma net tangible book value before the Offering		$(1,248,023)	(1,248,023)	(1,248,023)	(1,248,023)

Pro forma net tangible book value before the Offering per share (a)		$-0.006)	-0.01)	-0.01)	-0.01

Adjusted shares (a)		$197,810,743	197,810,743	197,810,743	197,810,743

Assumed shares sold in the Offering		11,040,029	22,080,057	33,120,086	44,160,114

Adjusted book value per share prior to the Offering		$-0.01)	-0.01)	-0.01)	-0.01)

Offering expenses		$70,000	60,000	60,000	60,000

Net funding after expenses		$10,970,029	22,020,057	33,060,086	44,100,114

Proforma net tangible book value per common shares after the offering		$9,922,005	20,772,034	31,812,062	42,852,091

Number of Shares after the Offering		208,850,772	219,890,800	230,930,829	241,970,858

Book value per share after the offering		$0.05	0.09	0.14	0.18

Increase in per ordinary share attributable to investors in this Offering		$0.05	0.10	0.14	0.18

Dilution to investors		$0.90	0.86	0.81	0.77

Offering price		$0.95	0.95	0.95	0.95

Dilution as a percent of Offering Price	%	95%	90%	85%	81%

The above table is based on 76,287,992 shares of common stock outstanding as of June 30, 2023.

The following table set forth, assuming the sale of, respectively, 100%, 75%, 50%, and 25% of the shares offered for sale in this Offering, the percentage of issued and outstanding shares to existing and new Stockholders.

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 100% of common stock shares are sold
Existing Stockholders	197,810,743	82%	$(11,350,907)	35%
New Investors	44,160,114	18%	$44,090,114	135%
Total	241,970,858	100.00%	32,739,207	100.00%

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 75% of Shares Sold:
Existing Stockholders	197,810,743	86%	$(11,350,907)	52%
New Investors	33,120,086	14%	$33,050,086	152%
Total	230,930,829	100.00%	21,699,179	100.00%

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 50% of Shares Sold:
Existing Stockholders	197,810,743	90%	$(11,350,907)	106%
New Investors	22,080,057	10%	$22,010,057	206%
Total	219,890,800	100.00%	10,659,150	100.00%

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage
Assuming 25% of Shares Sold:
Existing Stockholders	197,810,743	95%	$(11,350,907)	2980%
New Investors	11,040,029	5%	$10,970,029	-2880%
Total	208,850,772	100.00%	(380,879)	100.00%

OUR BUSINESS

Overview

The Company develops, manufactures and supplies an extensive array of solutions and instruments for testing the power of motors for various markets, such as electric vehicles and their components, transportation and home appliance industries. We offer unique combined solutions and simulations that integrate our special unique dynamic and static capabilities with traditional dynamometer methods that measure force or power. Dynamometers are testing benches used to test the physical parameters of the motor-like speed, torque, efficiency and power of the motor. For the years ended December 31, 2022 and December 31, 2021, we had sales of $989,879 and $930,849, respectively. For the quarter ended March 31, 2023, we had sales of $41,198.

We manufacture two types of dynamometers, a classic industry product as well as one we developed. The Regenerative Dynamometer System (RDS) is the classic industry product, in which a motor is used in order to load the motor being tested. The loading motor is used to bring the tested motor to full speed and then forces are applied on the tested motor to test the power, speed, torque and efficiency of the motor. During the application of those forces, the parameters and indicators of the tested motor are measured and used to evaluate its condition and performance.

The second dynamometer we developed is the proprietary Inertial Dynamometer System (IDS). This product allows a motor to be tested without a loading motor; this saves time, money and resources. The IDS provides similar testing performance capabilities as the RDS by “calculating” the performance indicators of the tested engine based on parameters measured during the acceleration and declaration phases of the motor. The IDS can be used to test any electric motor, but it saves the need of a loading motor. Clients mainly request the IDS to test “special” motors – very small or very large motors or motors that are very strong or very fast – where loading motors are unavailable.

In addition, the Company develops and offers additional testing solutions for additional components or parts that connect to the motor like batteries (power supply) and gear.

Our products can be used to test all types of electric motors, both in the transportation market and for industrial applications. In addition, they can be used in the design and planning phase of a motor (in the lab) for R&D purposes or in production mode, known as End of Line testing (EOL). Some of the Company products are used by Official Standards Institutes and Educational Institutes.

The Company’s customers have been vehicle or motor manufacturers or businesses that use motors in their ongoing daily operations, such as Hero MotoCorp Ltd. and Napino Auto and Electronics Limited.

The Company has no current patents or other intellectual protection on its products or designs.

Competition

The global automotive dyno market reached a value of US$ 857 Million in 2021 and is expected to reach US$ 988 Million by 2027, exhibiting at a CAGR of 2.2% during 2022-2027 according to IMARC. We compete with not only those in the automotive and transportation industries, but with manufacturers and suppliers of dynamometers used in all markets.

Manufacturing

The Company manufactures its products in Netanya, Israel. The Company purchases the different parts and hardware used for the dynamometers from suppliers around the world and assembles them in their shop. In addition, the Company’s proprietary software is installed in the dynamometer and is used to manage the operation of the dynamometers and as an interface for the operator who can use it for different test cycles, configuration and test output.

Our headquarters and principal executive office are located at 353 W. 48th Street, New York, New York, under an online virtual office agreement on a month-to-month basis. This is provided to us at no cost by one of the directors of the Company.

Since July 3, 2013, MEA has occupied a two-floor facility located at 4c Hagavish St., P.O.B. 8745, Poleg Industrial Zone, Netanya 4250704, Israel, consisting of approximately 642.65 square meters (including 162.74 square meters of warehouse space and 479.91 square meters of office space), under a lease with the Israel Land Development Co. Ltd. at a current monthly rent of approximately $5,918.37 at present conversion rates. MEA’s lease was renewed as of April 1, 2023, and it will expire as of August 31, 2028, and includes an option to extend for an additional 60 months terminating as of August 31, 2033 for a 5% rental increase plus CPI adjustments and Israel value added tax. In the recent renewal MEA leased an additional office space of 45 square meters. In the first two years there will be no charge for that additional office space, following which such space will be charged at the same rate per square meter as the original leased space. We are currently considering expanding our production capacity, including establishing a subsidiary in India and outsourcing some of our production activity to third parties.

We neither own any real property, nor own or have any mortgages on these or any other facilities. We believe that the above properties are sufficient for our current business.

Sales and Distribution

The Company sells its products in two main ways:

1.	Direct sales to customers occur in Israel, parts of the US, and all countries in Europe, Asia and the Far East. In these countries, the Company interacts directly with prospects clients and sells them its products.

2.	Distributors and agents – in India, China, Turkey, parts of the US, South Korea, Italy, Vietnam, Czech Republic and Brazil, the Company has appointed distributors who represent it in the local market. Those distributors solicit and locate prospective clients and then Company personnel assist with providing details specification of the solutions sought. The Company approves all price quotes offered to those customers. The distributors are compensated through monthly retainers and/or commission on the sales generated in their respective territory.

Employees

MEA currently engages 14 employees, of which 4 are part-time. Of these employees, 10 are engaged in product research and development and in product designing, configuration and assembly and the remainder in various fields of administrative, management and marketing.

Legal Proceedings

We are not presently a party to any legal proceedings. We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to an industrial business. These matters may include product liability, intellectual property, employment and other general claims. We accrue for contingent liabilities when it is probable that a liability has been incurred and the amount can be reasonably estimated. Regardless of outcome, litigation can have an adverse impact on us because defense and settlement costs, diversion of management resources and other factors.

Government Regulations

The Company is not subject to any specific government regulations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this report. The information and financial data discussed below is only a summary and should be read in conjunction with the historical financial statements and related notes herein. The financial statements fully represent the Company’s financial condition and operations; however, they are not indicative of the Company’s future performance. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this prospectus.

Cautionary Notice Regarding Forward Looking Statements

The information contained in this section contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may materially differ from those projected in the forward-looking statements as a result of certain risks and uncertainties set forth in this report. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this report.

This filing contains a number of forward-looking statements which reflect management’s current views and expectations with respect to our business, strategies, products, future results and events, and financial performance. All statements made in this filing other than statements of historical fact, including statements addressing operating performance, events, or developments which management expects or anticipates will or may occur in the future, including statements related to distributor channels, volume growth, revenues, profitability, new products, adequacy of funds from operations, statements expressing general optimism about future operating results, and non-historical information, are forward looking statements. In particular, the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements, and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated, or implied by these forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

Readers should not place undue reliance on these forward-looking statements, which are based on management’s current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below), and apply only as of the date of this filing. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in prior filings, in press releases and in other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Critical Accounting Policies and Estimates

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

Financial statements in U.S. dollars

The functional currency of the company is the NIS (Israeli Shekel). Translation adjustments resulting from remeasuring the foreign currency denominated financial statements into U.S. dollars are included in the Company’s statements of comprehensive Income.

Use of estimates

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

- Level 1:	Quoted prices in active markets for identical instruments;

- Level 2:	Other significant observable inputs (including quoted prices in active markets for similar instruments);

- Level 3:	Significant unobservable inputs (including assumptions in determining the fair value of certain investments).

The carrying values for cash and cash equivalents, accounts receivable, other current assets, accounts payable and accrued liabilities, and deferred revenue approximate their fair value due to their short maturities.

Cash and cash equivalents

Cash and cash equivalents are comprised of highly liquid investments, including deposits in banks with original maturities of three months or less.

Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets at the following annual rates:

%
Office furniture and equipment	7 - 15
Computers and peripheral equipment	33
Leasehold improvements	Over the term of the lease or the life of the asset, whichever is shorter

Long-lived assets of the Company are reviewed for impairment in accordance with Accounting Standard Codification (“ASC”) 360, “Property, Plant and Equipment”, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future discounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. During the year 2021 and 2022, no impairment losses were recorded.

Income taxes

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes” (“ASC 740”). ASC 740 prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between the financial reporting and the tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value, and if it is more likely than not that a portion or all of the deferred tax assets will not be realized.

Revenue recognition

Significant management judgments and estimates must be made and used in connection with the recognition of revenue in any accounting period. Material differences in the amount of revenue in any given period may result if these judgments or estimates prove to be incorrect or if management’s estimates change on the basis of development of business or market conditions.

We have decided to follow the provisions of Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). The guidance provides a unified model to determine how revenue is recognized.

Revenues are recognized when control of the promised goods or services are transferred to the customers in an amount that reflects the consideration that we expect to receive in exchange for those goods or services.

We determine revenue recognition through the following steps: (1) identification of the contract with a customer; (2) identification of the performance obligations in the contract; (3) determination of the transaction price; (4) allocation of the transaction price to the performance obligations in the contract; and (5) recognition of revenue when, or as, we satisfy a performance obligation.

Key Financial Terms and Metrics

The following discussion summarizes the key factors our management believes are necessary for an understanding of our consolidated financial statements.

Research and Development Expenses

The process of researching and developing our product candidates is lengthy, unpredictable, and subject to many risks. We expect to continue incurring substantial expenses for the next several years as we continue to develop our product candidates. We are unable, with any certainty, to estimate either the costs or the timelines in which those expenses will be incurred. The design and development of our devices will consume a large proportion of our current, as well as projected, resources.

Our research and development costs include costs are comprised of internal recurring costs, such as personnel-related costs (salaries, employee benefits, equity compensation and other costs), materials and supplies, facilities and maintenance costs attributable to research and development functions.

Marketing

Marketing expenses consist primarily of salaries, employee benefits, equity compensation, and other personnel-related costs associated with executive and other support staff. Other significant marketing expenses include the costs associated with professional fees to develop our marketing strategy and fees associated with exhibitions and shops, marketing promotions and digital marketing.

General and Administrative Expenses

General and administrative expenses consist primarily of salaries, employee benefits, equity compensation, and other personnel-related costs associated with executive, administrative and other support staff. Other significant general and administrative expenses include the costs associated with professional fees for accounting, auditing, insurance costs, consulting and legal services, along with facility and maintenance costs attributable to general and administrative functions.

Financial Expenses

Financial expenses consist primarily impact of exchange rate derived from re-measurement of monetary balance sheet items denominated in non-dollar currencies. Other financial expenses include bank’s fees and interest on long term loans.

Results of Operations for the Three Months Ended March 31, 2023 Compared to the Three Months Ended March 31, 2022

Summary of Results of Operations

	Three Months Ended
	March 31, 2023	March 31, 2022
Income from sales	41,198	201,341
Cost of sales	30,899	190,292
Gross profit	10,299	11,049
Operating Expenses
Research and Development	71,071	75,828
General and Administrative	71,766	102,447
Sales and Marketing	160,104	87,516
Total operating expenses	302,941	265,790
Financial expenses	1,067	1,070
Net loss	293,709	255,811

Revenues. Income from sales decreased from $201,341 for the three months ended March 31, 2022 to $41,198 for the three months ended March 31, 2023, a decrease of approximately 89%. This decrease was due primarily to a lack of systems deliveries to clients and seasonality of client orders.

Research and Development Expenses. Research and development expenses decreased from $75,828 for the three months ended March 31, 2022 to $71,071 for the three months ended March 31, 2023, a nominal insignificant decrease.

General and Administrative Expenses. General and administrative expenses decreased $30,681 from $102,447 for the three months ended March 31, 2022 to $71,766 for the three months ended March 31, 2023. This decrease was due primarily to a decrease in legal and other fees relating to the change of control that occurred in the end of 2022, beginning of 2023.

Gross Profit. As a result of the above factors, gross profit for the three months ended March 31, 2023 was $10,299 as compared to $11,049 for the three months ended March 31, 2022.

Results of Operations Year Ended December 31, 2022, Compared to The Year Ended December 31, 2021

Summary of Results of Operations

	Year Ended
	December 31, 2022	December 31, 2021
Income from sales	989,879	930,849
Cost of sales	641,239	604,729
Gross profit	348,640	326,120
Operating Expenses
Research and Development	376,525	267,439
General and Administrative	440,214	147,750
Sales and Marketing	368,684	167,788
Total operating expenses	1,185,424	582,978
Financial expenses	10,469	90,364
Net loss	826,315	347,221

Revenues. Income from sales increased from $930,849 for the year ended December 31, 2021 to $989,879 for the year ended December 31, 2022. This 6.3% increase was a combination of our enhanced marketing and sales activities as well as a growth in the market subsequent to COVID19 lockdowns.

Research and Development Expenses. Research and development expenses increased from $267,439 to $376,525 during the years ended December 31, 2021 and 2022, respectively. The increase in research and development expenses is primarily related to compensation paid to our employees.

General and Administrative Expenses. General and administrative expenses increased from $147,750 to $440,214 during the years ended December 31, 2021 and 2022, respectively. The 298% increase was primarily due to the merger with MEA and our marketing expenses.

Gross Profit. As a result of the above factors, gross profit for the year ended December 31, 2022 was $348,640 as compared to $326,120 for the year ended December 31, 2021.

Liquidity and Capital Resources

From inception and through the date of the acquisition, we have funded our operations from funds raised from our shareholders. In addition, given unexpected growth in our sales, we have received several loans from shareholders, banks and investors.

As of December 31, 2022, we had a total of $334,759 in cash and approximately $2,354,447 of liabilities, consisting of $1,020,981 of current liabilities from operations and $1,333,466 of loans from related parties and shareholders. The balance of the liabilities were comprised of suppliers and service providers ($79,035) and payable and credit balances of $941,946.

The Company has experienced operating losses since its inception and had a total accumulated deficit of $11,909,462 as of December 31, 2022. The company expects to incur additional costs and require additional capital. We have incurred losses in nearly every year since inception and in the year ended December 31, 2022. These losses have resulted in significant cash used in operations. We do not have sufficient funds for the next twelve months.

Our accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of these consolidated financial statements. However, the Company has incurred substantial losses. Our current liabilities exceed our current assets and available cash is not sufficient to fund the expected future operations. The Company is raising additional capital through debt and equity securities in order to continue the funding of its operations. However, there is no assurance that the Company can raise enough funds or generate sufficient revenues to pay its obligations as they become due, which raises substantial doubt about our ability to continue as a going concern. To reduce the risk of not being able to continue as a going concern, management has implemented its business plan to generate revenues from sales and has engaged an investment banker to raise additional capital. Although, uncertainty exists as to whether the Company will be able generate enough cash from operations to fund the Company’s working capital needs or raise sufficient capital to meet the Company’s obligations as they become due, no adjustments have been made to the carrying value of assets or liabilities as a result of this uncertainty.

We cannot be sure that future funding will be available to us on acceptable terms, or at all. Due to often volatile nature of the financial markets, equity and debt financing may be difficult to obtain.

We will seek to raise any necessary additional capital through a combination of private or public equity offerings, debt financings, collaborations, strategic alliances, licensing arrangements and other marketing and distribution arrangements. To the extent that we raise additional capital through marketing and distribution arrangements or other collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish valuable rights, future revenue streams, or product candidates or to grant licenses on terms that may not be favorable to us. If we raise additional capital through private or public equity offerings, the ownership interest of our existing stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect our stockholders’ rights. If we raise additional capital through debt financing, we may be subject to covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

Our cash is maintained in money market accounts and, to a lesser extent, in CDs at major financial institutions. Due to the current low interest rates available for these instruments, we are earning limited interest income. Our investment portfolio has not been adversely impacted by the problems in the credit markets that have existed over the last several years, but there can be no assurance.

Going Concern

Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation. Our report from our independent registered public accounting firm for the fiscal year ended December 31, 2022 includes an explanatory paragraph stating the Company has recurring losses and limited operations which raise substantial doubt about its ability to continue as a going concern. If the Company is unable to obtain adequate capital, the Company may be required to reduce the scope, delay, or eliminate some or all of its planned operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

MANAGEMENT

The following table sets forth the names, ages, and positions of our current board members and executive officers, including that of MEA:

Name	Age	Position
Doron Yom Tov	48	Chairman

Menachem Shalom	47	Chief Executive Officer, Secretary, and Director Chief Executive Officer and member of the board of directors of MEA

Amir Adibi	48	President and Director

Haim Ratzabi	51	Chief Financial Officer

Menachem Cohen	55	Chief Operating Officer of MEA

Hanan Malka	61	Member of the board of directors of MEA

Michael Yosef Sharan	76	Member of the board of directors of MEA

Igal Chemerinsky	58	Member of the board of directors of MEA

Business Experience

Doron Yom Tov has been the Chairman of the Board of Motomova since March 2022 and was the sole officer from that date through December 1, 2022. Doron is licensed as a CPA in Israel. He is the owner and CEO of MLB – an Israeli company providing payroll and social benefits supervision services to Israeli municipalities. The Board believes that Mr. Yom Tov’s wide-ranging international business experience, management and financial expertise qualify him to serve on our Board.

Menachem Shalom has been a director, Chief Executive Officer of Motomova since December 1, 2022, and its Secretary since May 24,2023. Mr. Shalom was the Co-Chief Executive Officer, and a member of the board of directors of MEA since January 2022. Since 2017, Mr. Shalom has also served as CEO of Hold Me Ltd., a digital platform for mobile wallet and payments founded by Mr. Shalom. Mr. Shalom is the principal executive and financial officer and sole director of Hold Me Ltd., a company registered with the Securities and Exchange Commission. Prior to his tenure with the Company, Mr. Shalom founded and served as CEO of Wayzer Solutions, Ltd., a digital platform for correspondent banking and wires’ routing optimization, between 2014 and 2017 and as Vice President of Business Development, Sales and Marketing at Dsnr Media Group Ltd., an international cross-platform digital advertising company. Mr. Shalom also founded and served as CEO of Mipso Ltd., a software-as-a-service provider in the fashion and retail industry, between 2010 and 2013; yoga studio Ltd., an industrial design incubator, between 2007 and 2010; and Medifreeze Ltd., a startup in the area of stem cell cryopreservation, between 2004 and 2009. Mr. Shalom received his MBA at the Hebrew University of Jerusalem in 2003 after receiving an LLM in corporate law at Columbia University School of Law in 2000. The Board believes that Mr. Shalom’s wide-ranging international business experience and service as an executive officer of a public company qualify him to serve on our Board.

Amir Adibi has been a director and the President of Motomova since December 1, 2022, and was the owner, CEO and chief investment officer of Gold Asset Management, an Israeli portfolio management company, since 2012 until December 2022. The Board believes that Mr. Adibi’s wide ranging international business experience qualifies him to serve on our Board.

Haim Ratzabi is serving as our Chief Financial Officer of Motomova since February 1, 2023. Mr. Ratzabi brings over 13 years of experience in managerial financial positions in publicly traded companies in the fields of telecommunication and commercial center industries. From May 2021 until May 2022, he served as the Chief Financial Officer of Jeffs’ Brands Ltd., a global e-commerce company. From August 2016 until February 2020, he served as the global finance manager, treasury in infrastructure solutions and services to global cellular operators of Ceragon Networks Ltd. (Nasdaq: CRNT). From 2006 until May 2015, he served as a senior controller - finance manager of commercial center industries for Elbit Imaging Ltd. (Nasdaq, TLSE: EMITF). Mr. Ratzabi is a certified public accountant in Israel and holds a Master of Business Administration and Bachelor of Business, in Accounting both from The College of Management, Israel.

Menachem Cohen is a founder of MEA and served as Co-Chief Executive Officer of MEA from 2002 until May 2023. Mr. Cohen was a member of the board of directors of MEA from 2005 until May 2023. Currently, he serves as COO of MEA. Mr. Cohen received a master’s degree in electrical engineering from Tel Aviv University in Electrical Engineering. The Board believes that Mr. Cohen’s extensive experience in the industry, his long-standing involvement with MEA and with the industry, and his knowledge of our product candidates ideally situates him to serve on our Board.

Michael Yosef Sharan, 76, is the chief executive officer and a director of Dagon Granaries Ltd – an Israeli company importing grains.

Hanan Malka, 61, is the principal of a law firm in Israel.

Igal Chemerinsky, 58, has been a director of Hold Me Ltd., a software Israeli company offering a well-rounded platform that supports a wide range of digital payment services integrating into mobile apps, since July 2021. Since Nov 2022 Igal served as VP of Regional Sales of Polytex Technologies – offering automated kiosk clothing for healthcare professionals. Jam 2021 until Aug 2022, Mr. Chemerinsky has been the chief revenue officer of Parknav Ltd., a startup developing real-time on-street parking with a highly accurate and scalable solution. From Jan 2019 to Feb 2020 2020, Mr. Chemerinsky served as the EVP of Global Sales of Enably Ltd.- a SaaS platform that utilizes Artificial Intelligence, Natural Language Processing (NLP) and advanced algorithms for Online Training, e-Learning, knowledge delivery, compliance, regulations, and content delivery. From Jan 2017 to Dec 2018, he served as the VP of EMEA Sales of Votiro Cybersec Ltd., a global leader in Email & File secure gateways & end-point solutions protecting organizations against zero-day exploits and other ongoing cyber threats.

Code of Ethics

We do not have a code of ethics that applies to our officers, employees, and directors.

Role in Risk Oversight

Our board is primarily responsible for overseeing our risk management processes. The board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The board focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our company are consistent with the board’s appetite for risk. While the board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

Each executive officer serves at the pleasure of the Board.

Family relationships

There are no family relationships among any of our officers or directors.

Director Independence

We do not currently have any independent directors. Although our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of the NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Involvement in legal proceedings

There are no legal proceedings that have occurred within the past ten years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

EXECUTIVE COMPENSATION

The following table summarizes the compensation earned in each of our fiscal years ended December 31, 2022 and 2021 by Menachem Shalom, the Named Officer, and Menachem Cohen, the chief executive officer of MEA. The following table includes compensation earned by Mr. Cohen for services performed to MEA prior to MEA becoming our subsidiary.

Summary Compensation Table

Name and Principal Position	Year	Salary (1)	Bonus ($)	Option Awards ($)(2)	All other compensation ($)	Total
Menachem Shalom	2022	$101,568	-	-	-	$101,568

Menachem Cohen, CEO	2021	$144,201				$144,201

	2022	$209,349	-	-	-	$155,461

Amounts were converted to USD based on 3.5177 NIS to USD – which was the rate as of December 31, 2022.

Employment Agreements

As of December 1, 2022 Menachem Shalom, through wholly owned company Billio Ltd, executed a consulting agreement with the Company pursuant to which Mr. Shalom would be engaged as the Chief Executive Officer at a current monthly salary of $10,000 plus VAT. If the Company closes a capital raise in excess of $500,000, the monthly base compensation increases to $15,000 per month; if such raise shall be in excess of $2,000,000, the compensation increases to $25,000 per month. If the Company is successful in uplisting to Nasdaq, the compensation increases to $35,000 per month. If Mr. Shalom is terminated by the Company for other than good cause, he shall be entitled to a severance payment equal to 6 months of his currently monthly compensation. Mr. Shalom agreed to a 5 year non-compete provision after the consulting agreement is terminated.

As of December 1, 2022, Amir Adibi, through a wholly owned company Adibi Holdings Ltd, executed a consulting agreement with the Company pursuant to which Mr. Adibi would be engaged as the Executive Vice President-Business Development at a current monthly salary of $10,000 plus VAT. If the Company closes a capital raise in excess of $500,000, the monthly base compensation increases to $15,000 per month; if such raise shall be in excess of $2,000,000, the compensation increases to $25,000 per month. If the Company is successful in uplisting to Nasdaq, the compensation increases to $35,000 per month. If Mr. Adibi is terminated by the Company for other than good cause, he shall be entitled to a severance payment equal to 6 months of his current monthly compensation. Mr. Adibi agreed to a 5-year non-compete provision after the consulting agreement is terminated.

Menachem Cohen is a party to an employment agreement with MEA dated August 1, 2020, pursuant to which he is employed at a current salary of NIS25,000 per month. Mr. Cohen also receives the use of a car and is entitled to all benefits which Israeli law provides to employees. Either party has the right to terminate by providing 6 months prior notice, but if MEA terminates and does not provide 6 months’ advance notice, they still must pay his salary for 6 months. MEA has the right to terminate Mr. Cohen for cause. Mr. Cohen also agreed to customary confidentiality provisions, and a non-compete for two years after the termination of his employment with MEA.

As of January 15, 2023, the Company entered into an Employment Agreement with Haim Ratzabi, according to which Mr. Ratzabi will serve as the Company’s Chief Financial Officer commencing February 1, 2023, at a salary of NIS25,000 per month and an additional NIS 5,000 per month for 30 hours of overtime per month. Mr. Ratzabi’s compensation is based on 50% of employment but shall increase to 100% immediately after the Company accumulates fund raise of $2,000,000. The Company will allocate an amount equal to 6% of Mr. Ratzabi’s salary to a fund for severance pay, and an additional 6.5% of his salary will be allocated to a provident fund. Mr. Ratzabi agreed to a 12-month non-compete provision after the employment agreement is terminated.

2023 Equity Incentive Plan

General

On January 1, 2023, our Board, and a majority of our shareholders approved our 2023 Equity Incentive Plan (the “Plan”), which reserves a total of 15,000,000 shares of common stock for incentive awards. Incentive awards generally may be issued to officers, key employees, consultants and directors and include the grant of nonqualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares and performance units.

Administration

The Compensation Committee, or the Board in the absence of such a committee, will administer the Plan. Subject to the terms of the Plan, the Compensation Committee, or the Board in the absence of such a committee, has complete authority and discretion to determine the terms of awards under the Plan.

Adjustment for Awards and Payouts

Unless determined otherwise by the Compensation Committee or the Board in absence of such a committee, the following awards and payouts will reduce, on a one-for-one basis, the number of shares available for issuance under the Plan:

1.	An award of an option;

2.	An award of a SAR;

3.	An award of restricted stock;

4.	A payout of a performance share award in shares; and

5.	A payout of a performance units award in shares.

Unless determined otherwise by the Compensation Committee or the Board in the absence of such a committee, unless a participant has received a benefit of ownership such as dividend or voting rights with respect to the incentive award, the following transactions will restore, on a one-for-one basis, the number of shares available for issuance under the Plan:

1.	A payout of a SAR or a tandem SAR in cash;

2.	A cancellation, termination, expiration, forfeiture or lapse for any reason (with the exception of the termination of a tandem SAR upon exercise of the related options, or the termination of a related option upon exercise of the corresponding tandem SAR) of any award payable in shares;

3.	Shares tendered in payment of the exercise price of an option;

4.	Shares withheld for payment of federal, state or local taxes;

5.	Shares repurchased by us with proceeds collected in connection with the exercise of outstanding options; and

6.	The net shares issued in connection with the exercise of SARs (as opposed to the full number of shares underlying the exercised portion of the SAR).

In addition, the number of shares of common stock subject to the Plan, any number of shares subject to any numerical limit in the Plan, and the number of shares and terms of any incentive award are expected to be adjusted in the event of any change in the outstanding shares of common stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Grants

The Plan authorizes the grant of nonqualified stock options, incentive stock options, restricted stock awards, restricted RSUs, performance units and performance shares (which may be designed to comply with Section 162(m) of the Internal Revenue Code (as amended, the “Code”)) and SARs, as described below:

Options granted entitle the grantee, upon exercise, to purchase a specified number of shares at a specified exercise price per share. The exercise price for shares of our common stock covered by an option cannot be less than the fair market value of our common stock on the date of grant. In addition, in the case of an incentive stock option granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the per share exercise price will be no less than 110% of the fair market value of our common stock on the date of grant. Options expire at such time as the Compensation Committee or the Board in the absence of such a committee, shall determine provided that no option shall be exercisable later than the tenth anniversary of the date of its grant and provided further that no incentive stock option shall be exercisable later than the fifth anniversary following the date of its grant to a grantee, who at the time of such grant owns more than 10% of the total combined voting power of all classes of stock of the Company.

Restricted stock awards and RSUs may be awarded on terms established by the Compensation Committee, or the Board in the absence of such a committee, which may include time-based and performance-based conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

A performance share award and/or a performance unit award may be granted to participants. Each performance unit will have an initial value that is established by the Compensation Committee, or the Board in the absence of such a committee, at the time of grant. Each performance share will have an initial value equal to the fair market value of one share of common stock on the date of grant. Such awards may be earned based upon satisfaction of certain specified performance criteria, subject to such other terms as the compensation committee, or the Board in the absence of such a committee, deems appropriate.

SARs entitle the participant to receive a distribution in an amount not to exceed the number of shares of our common stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of our common stock on the date of exercise of the SAR and the market price of a share of our common stock on the date of grant of the SAR. An option and a SAR may be granted “in tandem” with each other. An option and a SAR are considered to be in tandem with each other because the exercise of the option aspect of the tandem unit automatically cancels the right to exercise the SAR aspect of the tandem unit, and vice versa. The option may be an incentive stock option or a nonqualified stock option.

Change in Control

Generally, upon the occurrence of a change in control, as such term is defined in the Plan:

1.	all options and SARs granted shall become fully vested and immediately exercisable;

2.	any restrictions imposed on Restricted Stock or RSUs which are not intended to qualify for the means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Internal Revenue Code (the “Code”) shall lapse; and

3.	any award intended to qualify for the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code shall be earned in accordance with the applicable award agreement.

Notwithstanding the foregoing, with respect to any incentive award subject to Internal Revenue Code Section 409A, a “change in control” of the Company is defined in a manner to ensure compliance with Section 409A.

Duration, Amendment, and Termination

The Board upon recommendation of the Compensation Committee has the power to amend, suspend or terminate the Plan without shareholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of common stock reserved for issuance pursuant to incentive awards, materially increase the benefits accruing to participants or materially modify the requirements for participation in the Plan, unless such change is authorized by shareholders. Unless sooner terminated, the Plan will terminate ten years after it is adopted.

Outstanding Equity Awards at December 31, 2022

The Company’s Named Executive Officers had no outstanding equity awards on December 31, 2022.

Outstanding Equity Awards

As of December 31, 2022, there were no outstanding equity awards made to the Named Executive Officer or any other officer.

Change-in-Control Agreements

There is no change of control or other similar arrangements.

Compensation of Directors

As of December 31, 2022, our three board members, Messrs. Yom Tov, Shalom and Adibi are each entitled to receive $2,500, representing the compensation paid to our directors in consideration for their services rendered in their capacities as directors. The Company intends to pay each of its three directors $2,500 per month as long as the individuals serve in such capacity, which amount has been accrued and unpaid since December 1, 2022.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of July 13, 2023, the number of shares of common stock beneficially owned by (i) each person, entity, or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock; (ii) each of the Company’s directors; (iii) each Named Executive Officer and (iv) all of the Company’s executive officers and directors as a group. The information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Unless otherwise indicated below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder’s address is c/o MEA Testing Systems Ltd., 4c Hagavish St., P.O.B. 8745, Poleg Industrial Zone, Netanya 4250704, Israel.

The percentages below are calculated based on issued and outstanding shares of common stock outstanding as of July 13, 2023.

Each share of the Series A Preferred Stock is authorized to vote with the Common Stock in all stockholder meetings that the Common Stock may vote and each share has voting power equal to 174.61 votes per share. Each share of the Series A Preferred Stock is convertible at a rate of 174.61 shares of common stock for each share of Series A Preferred Stock. As of July 13, 2023, there are 610,061 shares of Series A Preferred Stock issued and outstanding. There is a 6% annual dividend on the Series A Preferred Stock.

The table below also does not include (i) the monthly issuance of 0.25% of shares on a fully-diluted then-outstanding share capital to each of Messrs. Adibi and Shalom for each calendar month that the loan each individual made to the Company remains outstanding; (ii) the monthly issuance of 0.25% shares on a fully diluted then-outstanding share capital to each of Messrs. Adibi, Malka, Yom Tov and Shalom and to Hold Me Ltd for each calendar month that the loan each individual made to the Company remains outstanding; the directors; and (iii) the issuance to Messrs. Shalom, Adibi and Yom Tov, per month, the number of shares equal to approximately 0.05% of the outstanding shares of the Company on a fully diluted basis, for every NIS 100,000 guaranteed by any of them, per month.

Name of Beneficial Owner	Common Stock		% of Class (Common Stock)	Series A Preferred Stock		% of Class (Series A Preferred Stock)*
Officers and Directors
Menachem Cohen	4,556,119	(1)	6.5%	0		0
Menachem Shalom	36,326,144	(2)	20.57%	183,702	(3)	30.11%
Amir Adibi	36,326,144	(4)	20.57%	183,702	(5)	30.11%
Doron Yom Tov	27,714,809	(6)(7)	15.69%	120,634	(7)	19.77%
Haim Ratzabi	0		0	0		0
Officers and Directors as a group (4 individuals)	100,367,098	(1)(2)(4)(6)	56.82%	488,038	(3)(5)(7)	80.00	%(8)

5% or Greater Stockholders
Optima Fintech Management Ltd. (9)	17,000,000		24.24%	0		0
Elchanan Fass	10,054,550		14.34%	0		0
Benjamin Kahn	9,797,261		13.97%	0		0
Beheshet Ventures, LP	19,196,973	(10)	21.87%	109,942	(10)	18.02%
Full Finance Israel, LP	82,484,140	(11)	46.70%	472391	(12)	77.43%
Star 26, LP	4,841,638	(13)	2.74%	27,728	(13)	4.55%

(1)	Includes 3,608,591 shares of common stock held by ESOP Management and Trust Services Ltd., of which Mr. Cohen has sole voting and dispositive power. Mr. Cohen has beneficial ownership of these shares.

(2)

Includes 4,250,000 shares of common stock of the shares held by Optima Fintech Management Ltd. (“Optima”) and 183,702 shares of Series A Preferred Stock which are convertible to 32,076,144 shares of common stock. Mr. Shalom, one of the directors of Optima, disclaims beneficial ownership of the other shares of common stock held by Optima.

(3)

Includes (i) 177,147 shares of Series A Preferred Stock held by Full Finance Israel, LP (“Full Finance”) which are convertible to 30,931,553 shares of common stock; (ii) 2,750 shares of Series A Preferred Stock held by Beheshet Ventures, LP (“Beheshet”) which are convertible to 480,164 shares of common stock; and (iii) 3,805 shares of Series A Preferred Stock held by Gold Finance Ltd. (“Gold Finance”), a limited partner in Beheshet, which are convertible to 664,427 shares of common stock. Mr. Shalom disclaims beneficial ownership of the other securities held by Star, Full Finance, Beheshet, and Gold Finance.

(4)

Includes 4,250,000 shares of common stock of the shares held by Optima and 183,702 shares of Series A Preferred Stock which are convertible to 32,076,144 shares of common stock. Mr. Adibi, one of the directors of Optima, disclaims beneficial ownership of the other shares of common stock held by Optima.

(5)

Includes (i) 177,147 shares of Series A Preferred Stock held by Full Finance Israel, LP (“Full Finance”) which are convertible to 30,931,553 shares of common stock; (ii) 2,750 shares of Series A Preferred Stock held by Beheshet Ventures, LP (“Beheshet”) which are convertible to 480,164 shares of common stock; and (iii) 3,805 shares of Series A Preferred Stock held by Gold Finance Ltd. (“Gold Finance”), a limited partner in Beheshet, which are convertible to 664,427 shares of common stock. Mr. Adibi disclaims beneficial ownership of the other securities held by Star, Full Finance, Beheshet and Gold Finance.

(6)

Includes 4,250,000 shares of common stock of the shares held by Optima and 120,634 shares of Series A Preferred Stock which are convertible to 21,063,987 shares of common stock. Mr. Yom Tov, one of the directors of Optima, disclaims beneficial ownership of the other shares of common stock held by Optima.

(7)

Includes (i) 118,098 shares of Series A Preferred Stock held by Full Finance which are convertible to 20,621,035 shares of common stock; (ii) 2,537 shares of Series A Preferred Stock held by Gold, which is a limited partner of Beheshet which are convertible to 442,952 shares of common stock and (iii) 13,750 shares of Series A Preferred Stock held by Malab Ltd which are convertible to 2,400,822 shares of common stock. Mr. Yom Tov disclaims beneficial ownership of the other securities held by Star, Full Finance, Gold, and Beheshet.

(8)	Percentage shown reflects the 610,061 shares of Series A Preferred Stock issued and outstanding.
(9)	Hanan Malka and Messrs. Shalom, Adibi and Yom Tov share dispositive and voting power on these shares.
(10)	Represents 109,942 shares of Series A Preferred Stock which are convertible to 19,196,973 shares of common stock, of which Messrs. Shalom and Abidi share sole voting and dispositive power.
(11)	Represents 474,319 shares of Series A Preferred Stock which are convertible to 82,820,841 shares of common stock, of which Messrs. Shalom and Abidi share voting and dispositive power.
(12)	Represents 25,800 shares of Series A Preferred Stock which are convertible to 4,504,938 shares of common stock. Messrs. Shalom and Abidi share voting and dispositive power on these securities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

Each of Petrocorp Israel Ltd., a wholly-owned subsidiary of MEA, and MEA, issued a revolving credit note to the Company on February 10, 2023. Pursuant to the note, upon the request of Petrocorp Israel and MEA, the Company will advance funds to its subsidiaries, up to an aggregate of $2,000,000. Interest accrues on the outstanding balances at the annual rate of 6% and the balance is due on December 31, 2023.

Menachem Cohen, the Co-chief executive officer and member of the board of directors of MEA, is a party to an employment agreement with MEA dated August 1, 2020, pursuant to which he is employed at a current salary of NIS25,000 (US$7,040) per month. Mr. Cohen also receives the use of a car and is entitled to all benefits which Israeli law provides to employees. Either party has the right to terminate by providing 6 months prior notice, but if MEA terminates and does not provide 6 months’ advance notice they still must pay his salary for 6 months. MEA has the right to terminate Mr. Cohen for cause. Mr. Cohen also agreed to customary confidentiality provisions, and a non-compete for two years after the termination of his employment with MEA.

Mr. Cohen has equity interest in 4,556,119 shares of the Company’s common stock, which includes 3,608,591 shares of common stock held by ESOP Management and Trust Services Ltd., of which Mr. Cohen has sole voting and dispositive power. Mr. Cohen has beneficial ownership of these shares.

Amir Adibi, through a wholly owned company of his, charges MEA NIS10,000 plus VAT, a month – as agreed in the Option agreement signed with MEA in October 2021.

Menachem Shalom, acts as MEA co-CEO and he received 75% of Menachem Cohen compensation cost, per month, about NIS 37,500.

In addition, Menachem Shalom, a director of the Company, executed a consulting agreement with the Company pursuant to which Mr. Shalom would be engaged as the Co-Chief Executive Officer at a current monthly salary of $10,000 plus VAT. If the Company closes a capital raise in excess of $500,000, the monthly base compensation increases to $15,000 per month; if such raise shall be in excess of $2,000,000, the compensation increases to $25,000 per month. If the Company is successful in uplisting to Nasdaq, the compensation increases to $35,000 per month. If Mr. Shalom is terminated by the Company for other than good cause, he shall be entitled to a severance payment equal to 6 months of his currently monthly compensation. Mr. Shalom agreed to a 5-year non-compete provision after the consulting agreement is terminated.

Menachem Shalom is the indirect beneficial holder of 36,326,144 shares of common stock, which includes 4,250,000 shares of common stock of the shares held by Optima and 183,702 shares of Series A Preferred Stock which are convertible to 32,076,144 shares of common stock. Mr. Shalom, one of the directors of Optima, disclaims beneficial ownership of the other shares of common stock held by Optima. The 183,702 shares of Series A Preferred Stock includes (i) 177,147 shares of Series A Preferred Stock held by Full Finance which are convertible to 30,931,553 shares of common stock; (ii) 2,750 shares of Series A Preferred Stock held by Beheshet which are convertible to 480,164 shares of common stock; and (iii) 3,805 shares of Series A Preferred Stock held by Gold Finance, a limited partner in Beheshet, which are convertible to 664,427 shares of common stock. Mr. Shalom disclaims beneficial ownership of the other securities held by Star, Full Finance, Beheshet and Gold Finance.

Amir Adibi, a director and President of the Company, executed a consulting agreement with the Company pursuant to which Mr. Adibi would be engaged as the Executive Vice President-Business Development at a current monthly salary of $10,000 plus VAT. If the Company closes a capital raise in excess of $500,000, the monthly base compensation increases to $15,000 per month; if such raise shall be in excess of $2,000,000, the compensation increases to $25,000 per month. If the Company is successful in uplisting to Nasdaq, the compensation increases to $35,000 per month. If Mr. Adibi is terminated by the Company for other than good cause, he shall be entitled to a severance payment equal to 6 months of his current monthly compensation. Mr. Adibi agreed to a 5-year non-compete provision after the consulting agreement is terminated.

Amir Adibi is the indirect beneficial holder of 36,326,144 shares of common stock, which includes 4,250,000 shares of common stock of the shares held by Optima and 183,702 shares of Series A Preferred Stock which are convertible to 32,076,144 shares of common stock. Mr. Adibi, one of the directors of Optima, disclaims beneficial ownership of the other shares of common stock held by Optima. The 183,702 shares of Series A Preferred Stock includes (i) 177,147 shares of Series A Preferred Stock held by Full Finance which are convertible to 30,931,553 shares of common stock; (ii) 2,750 shares of Series A Preferred Stock held by Beheshet which are convertible to 480,164 shares of common stock; and (iii) 3,805 shares of Series A Preferred Stock held by Gold Finance, a limited partner in Beheshet, which are convertible to 664,427 shares of common stock. Mr. Adibi disclaims beneficial ownership of the other securities held by Star, Full Finance, Beheshet and Gold Finance.

Doron Yom Tov is the Chairman of the board of directors of the Company. Mr. Yom Tov is the indirect beneficial holder of 27,714,809 shares, which includes 4,250,000 shares of common stock of the shares held by Optima and 120,634 shares of Series A Preferred Stock which are convertible to 21,063,987 shares of common stock. Mr. Yom Tov, one of the directors of Optima, disclaims beneficial ownership of the other shares of common stock held by Optima. The 120,634 shares of Series A Preferred Stock includes (i) 118,098 shares of Series A Preferred Stock held by Full Finance which are convertible to 20,621,035 shares of common stock; (ii) 2,537 shares of Series A Preferred Stock held by Gold, which is a limited partner of Beheshet which are convertible to 442,952 shares of common stock and (iii) 13,750 shares of Series A Preferred Stock held by Malab Ltd which are convertible to 2,400,822 shares of common stock. Mr. Yom Tov disclaims beneficial ownership of the other securities held by Full Finance, Gold, and Beheshet.

Optima Fintech Management Ltd. is the holder of 17,000,000 shares of the Company’s common stock. Hanan Malka and Messrs. Shalom, Adibi and Yom Tov share dispositive and voting power on these shares.

Beheshet Ventures, LP is the holder of 109,942 shares of Series A Preferred Stock which are convertible to 19,196,973 shares of common stock, of which Messrs. Shalom and Abidi have shared voting and dispositive power.

Full Finance Israel, LP holds 472,391 shares of Series A Preferred Stock, which are convertible to 82,484,140 shares of common stock, of which Mr. Shalom and Abidi have shared voting and dispositive power.

Star 26, LP holds 27,728 shares of Series A Preferred Stock which are convertible to 4,841,638 shares of common stock. Messrs. Shalom and Abidi have shared voting and dispositive power on these securities.

Commencing as of December 1, 2022, our three board members, Messrs. Yom Tov, Shalom and Adibi each is entitled to receive $2,500 per month, representing the compensation paid to our directors in consideration for their services rendered in their capacities as directors. To date, such salaries have continued to accrue but has not been paid to such directors. The Company intends to pay each of its three directors $2,500 per month at such time as it deems it prudent and appropriate to do so, and will continue to pay such as long as the individuals serve in such capacity.

On June 19, 2023, the Company, together with its Israeli subsidiary, M.E.A. Testing Systems Ltd., (“MEA”) entered into a convertible loan agreement with four of its shareholders, Hold Me Ltd., MLB, Amir Adibi, and Menachem Marchov. Pursuant to the convertible loan agreement, three of the Company’s shareholders agreed to lend to MEA NIS 80,000 each (NIS 240,000 in the aggregate) and one of the Company’s shareholders agreed to lend $5,000, for aggregate loan proceeds to MEA of approximately $71,461.19 according to the exchange rates in effect as of the date of this prospectus. The loan will bear interest at a rate of 1% per annum until it is repaid, in addition to which the Company agreed to issue a number of shares equal to approximately 0.25% of its fully-diluted then-outstanding share capital to each of the four shareholders each calendar month that the loan remains outstanding. In the event that the Company’s common stock is uplisted to the NASDAQ Capital Market within one year and one day after origination of the loan, the shareholders have the right to convert the outstanding loan, together with accrued interest, into shares of the Company’s common stock at a 40% discount to the public offering price, subject to certain limitations. If the Company fails to achieve an uplisting of its common stock within the initial repayment period, the interest rate on the loan will increase to 2% per annum and must be repaid on or before one year and one day following the expiration of the initial repayment period.

On July 3, 2023, each of Amir Adibi and Menachem Shalom, officers and directors of the Company, lend the Company $32,500. The Company received an aggregate of $48,750 as a result of the 25% original discount on the loans. The loans bear interest at a rate of 1% per month. In addition, the Company agreed to issue a number of shares equal to approximately 0.25% of its fully-diluted then-outstanding share capital to each of Messrs. Adibi and Shalom for each calendar month that the loan remains outstanding. If the Company’s common stock is listed on the NASDAQ Capital Market before July 4, 2024, the lenders have the right to convert the outstanding loan and accrued interest, into shares of the Company’s common stock at a 40% discount to the public offering price, subject to certain limitations, provided, however that the Company’s effective value to each lender shall not exceed $60,000,000. If the Company is not listed on Nasdaq by such date, the interest rate on the loan increases to 2% per annum and the loan is due on July 4, 2025.

Since the Company’s directors (Menachem Shalom, Amir Adibi and Doron Yom Tov) were required to sign an unlimited personal guarantee to secure the loan from Bank Hapoalim and to secure all other, existing and future, loans and credit provided to the Company and/or to MEA, the Company agreed to issue to each director or his designee, per month, the number of shares equal to approximately 0.05% of the outstanding shares of the Company on a fully diluted basis, per each NIS100,000 of debt secured by that director.

SELLING STOCKHOLDERS

This prospectus also covers the resale by the Selling Stockholders of an aggregate of 83,831,209 shares of common stock, consisting of (i) 51,874,436 shares of common stock issued and outstanding held by existing shareholders, including 5,100,000 held by Optima and (ii) 31,956,773 shares of common stock issuable upon the conversion of 183,018 Series A Preferred Stock issued and outstanding. The Selling Stockholders, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares referred to above. The Selling Stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act. We may from time to time include additional selling shareholders in supplements or amendments to this prospectus. After the date of effectiveness, the Selling Stockholders may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their shares of common stock. The Selling Stockholders may sell some, all or none of its shares. We do not know how long the Selling Stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the shares.

The following table sets forth the shares beneficially owned, as of July 13, 2023 by the Selling Stockholders prior to the offering contemplated by this prospectus, the number of shares that the Selling Stockholders may offer and sell from time to time under this prospectus and the number of shares which the Selling Stockholders would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 76,347,992 shares of our common stock outstanding as of July 13, 2023.

None of the Selling Stockholders are a registered broker-dealer or an affiliate of a registered broker-dealer. None of the Selling Stockholders or any of their respective affiliates have held a position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

Name of Selling Stockholder	Shares of Common Stock Owned Prior to Offering		Shares of Common Stock to be Offered for the Selling Stockholder’s Account	Shares of Common Stock Owned by the Selling Stockholder After the Offering (1)		Percent of Common Stock to be Owned by the Selling Stockholder After the Offering (1)
Optima Fintech Management Ltd.	17,000,000	(2)	5,100,000	11,900,000		5.05%
Menachem Cohen	4,556,119	(3)	3,892,850	663,270		*
A.M.S (Holdings and Investments) Ltd.	412,075	(4)	412,075	0		*
Dan Yardeni and Co.	527,631	(5)	17,461	0		*
Ofer Gabay	17,461		17,461	0		*
Hashavshevet (Manufacturing) (1988) Ltd	24,934	(6)	24,934	0		*
Spark Enterprise Managing (1999) Ltd	149,639	(7)	149,639	0		*
Elchanan Fass	10,054,550		10,054,550	0		*
E.N Shoham Business Ltd.	300,326	(8)	300,326	0		*
IBI (Kazach)	565,975	(9)	565,975	0		*
NETSER & CO. (T.R.) - TRUST	255,417	(10)	255,417	0		*
Dan Mazin	222,136		222,136	0		*
Miran Meir	66,351		66,351	0		*
Sapir Corp Ltd	282,237	(11)	282,237	0		*
Reut Gotman Brazovsky	1,170,643		1,170,643	0		*
Zachi Iztach Brazovsky	4,827,216		4,827,216	0		*
Noah Brazovsky	4,973,188		4,973,188	0		*
Esther Erlich	191,440		191,440	0		*
Benjamin Kahn	9,797,261		9,797,261	0		*
Zafrira Ben Zvi	120,619		120,619	0		*
Serg Fass	488,309		488,309	0		*
Doron Artal	369,541		369,541	0		*
Mark Rot	369,541		369,541	0		*
Akiva Mozes	461,838		461,838	0		*
Aharon Fogel	461,943		461,943	0		*
SDG Co-operation U.A.	1,811,711	(12)	1,811,711	0		*
Miryam Eitan	4,679,917		4,679,917	0		*
Beheshet Ventures, LP	19,196,973	(13)	5,759,092	13,437,881	(14)	5.7%
Full Finance Israel, LP	82,484,140	(15)	24,745,242	57,738,898	(16)	24.49%
Star 26, LP	4,841,638	(17)	1,452,492	3,389,147	(18)	1.44%

*	Represents less than 1%

(1)	Assumes that the selling stockholder disposes of all of the shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares of common stock. The registration of these shares of common stock does not necessarily mean that the selling stockholder will sell all or any portion of the shares of common stock covered by this prospectus, or as applicable, convert the Series A Preferred Stock held by the selling stockholder to shares of common stock.
(2)	Hanan Malka and Messrs. Shalom, Adibi and Yom Tov share dispositive and voting power on these shares.
(3)	Includes 3,608,591 shares of common stock held by ESOP Management and Trust Services Ltd., of which Mr. Cohen has sole voting and dispositive power.
(4)	Elchanan Fass has sole dispositive and voting power on these shares.
(5)	Dan Yardeni has sole dispositive and voting power on these shares.
(6)	Rechel Leha Meidan and Avraham Meidan have dispositive and voting power on these shares.
(7)	Eitan Metuki has sole dispositive and voting power on these shares.
(8)	Eli Nadoam and Eitan Maimon have dispositive and voting power on these shares.
(9)	David Luboski have dispositive and voting power on these shares.
(10)	Moshe Rotchild has sole dispositive and voting power on these shares.
(11)	Sharon Raz has sole dispositive and voting power on these shares.
(12)	Mark Ruth has sole dispositive and voting power on these shares.
(13)	Represents 109,942 shares of Series A Preferred Stock which are convertible to 19,196,973 shares of common stock, of which Messrs. Shalom and Abidi have voting and dispositive power.
(14)	Represents 76,959 shares of Series A Preferred Stock which are convertible to 13,437,880 shares of common stock.
(15)	Represents 474,319 shares of Series A Preferred Stock which are convertible to 82,820,841 shares of common stock, of which Messrs. Shalom and Abidi have sole voting and dispositive power.
(16)	Represents 332,023 shares of Series A Preferred Stock which are convertible to 57,974,588 shares of common stock.
(17)	Represents 25,800 shares of Series A Preferred Stock which are convertible to 4,504,938 shares of common stock. Messrs. Shalom and Abidi have sole voting and dispositive power on these securities.
(18)	Represents 18,060 shares of Series A Preferred Stock which are convertible to 3,153,457 shares of common stock.

PLAN OF DISTRIBUTION

Our shares of common stock subject to the Direct Offering will be sold through our management, who may be considered an underwriter as that term is defined in Section 2(a)(11) of the Securities Act. Our management will not receive any commission in connection with the sale of shares, although we may reimburse them for direct expenses incurred by them in connection with the offer and sale of the shares. We estimate our total offering registration costs, including our legal, accounting, miscellaneous and related fees will be a total expense to the Company of $70,000 relating to the registration. There is no minimum number of shares that must be sold by us for the Direct Offering to proceed. We will retain any proceeds from the Direct Offering.

Our management will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sale of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a) (4) (ii), each must be in compliance with all of the following:

●	an individual must not be subject to a statutory disqualification;

●	an individual must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;

●	an individual must not be an associated person of a broker-dealer;

●	An individual must primarily perform, or is intended primarily to perform at the end of the Direct Offering, substantial duties for or on behalf of the Company otherwise than in connection with transactions in securities; and

●	an individual must perform substantial duties for the Company after the close of the Direct Offering not connected with transactions in securities, and not have been an associated person of a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months.

Each member of our management will comply with the guidelines enumerated in Rule 3a4-1(a) (4) (ii). Neither our management nor any of their affiliates will be purchasing shares in the Direct Offering.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares you wish to purchase to our offices. A copy of the form of that subscription agreement is attached as an exhibit to our registration statement of which this prospectus is a part. Your subscription will not become effective until accepted by us and approved by our counsel. Our subscription process is as follows:

●	this prospectus, with subscription agreement, is delivered by the Company to each offeree;

●	the subscription is completed by the offeree, and submitted with check back to the Company where the subscription and a copy of the check is emailed to counsel for review;

●	each subscription is reviewed by counsel for the Company to confirm the subscribing party completed the form, and to confirm the state of acceptance;

●	once approved by counsel, the subscription is accepted by management and the funds will be deposited within four days of acceptance;

●	subscriptions not accepted are returned with all funds sent with the subscription within three business days of the Company’s receipt of the subscription, without interest or deduction of any kind.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents.

We will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions, including the requirements of Rule 144(i) applicable to former “shell companies.”

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 5110.

In connection with sales of the shares of common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of common stock short and if such short sale shall take place after the date that this registration statement is declared effective by the SEC, the Selling Stockholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the Selling Stockholders have been advised that they may not use shares registered pursuant to this registration statement to cover short sales of our common stock made prior to the date the registration statement of which this prospectus forms a part is declared effective by the SEC.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealer or agents participating in the distribution of the shares of common stock offered hereby may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Each Selling Stockholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon us being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker-dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with in all respects.

Any Selling Stockholder may sell some, all or none of the shares of common stock to be registered pursuant to the registration statement of which this prospectus forms a part.

Each Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each Selling Stockholder will pay all underwriting discounts and selling commissions, if any, and any legal expenses incurred by it.

Penny Stock Rules

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “institutional accredited investors.” The term “institutional accredited investor” refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the SEC, and impose a waiting period of two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will offer their respective shares at a fixed price of $___ per share until our shares of common stock are quoted on the OTCQB tier of the OTC Markets Group, Inc. or listed on an exchange, and thereafter the Selling Stockholders will determine at what price they may sell the shares of common stock offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock is intended as a summary only. We refer you to our articles of incorporation and bylaws which have been filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Delaware corporation law.

Our authorized capital stock consists of 500,000,000 shares of common stock par value $0.0001 per share and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Series A Preferred Stock”). As of July 13, 2023, there were 76,347,992 shares of our common stock and 610,061 shares of our Series A Preferred Stock issued and outstanding.

Common Stock

Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our articles of incorporation or bylaws that would delay, defer or prevent a change in control of our company.

Preferred Stock

On September 28, 2022, the Company filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, authorizing 1,000,000 shares of ‘blank check’ preferred stock and other corporate changes. The amended and restated certificate also authorized the creation of 800,000 shares of Series A Preferred Stock. The Series A Preferred Stock is authorized to vote with the Common Stock in all stockholder meetings that the Common Stock may vote and each share has voting power equal to 174.61 votes per share. Each share of Series A Preferred Stock is convertible at a rate of 174.61 shares of common stock to each share of Series A Preferred Stock. There is a 6% annual dividend payable on the outstanding Series A Preferred Stock. In addition to our Series A Preferred Stock, 200,000 shares of ‘blank check’ preferred stock remain authorized and unissued.

On October 6, 2022, the Company consummated the transactions contemplated by the Share Exchange Agreement dated July 26, 2022, with M.E.A. Testing Systems Ltd., a company formed under the laws of the State of Israel (“MEA”), and shareholders representing 89% of the issued and outstanding shares of MEA (the “MEA Shareholders”), pursuant to which the MEA Shareholders agreed to exchange all of their shares in MEA for newly issued shares of the Company. In accordance with the Share Exchange Agreement, each outstanding ordinary share of MEA was exchanged for 34.92 shares of common stock, par value $0.0001 per share, of the Company, and every 5 outstanding preferred shares of MEA was exchanged for 1 newly issued share of Series A Preferred Stock of the Company. Each preferred share of MEA is convertible to 174.61 shares of common stock of MEA and has the other rights and designations identical to those held by the preferred shareholders of MEA immediately prior to the Closing. At the closing, all the outstanding warrants issued by MEA exercisable for an aggregate of 305,848 were exchanged for an identical number of warrants exercisable for the identical number of preferred shares of Motomova, all of which warrants have since been exercised. As a result of the transactions contemplated by the Share Exchange Agreement, MEA became a subsidiary of the Company.

On November 7, 2022, the Company filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, changing the voting and conversion rates of the 6% Convertible Series A Preferred Stock (“Series A Preferred Stock”) to be in accordance with the voting and conversion rates of the preferred shares of MEA which were exchanged for preferred shares of the Company. Each share of Series A Preferred Stock votes 174.61 shares of common stock and is convertible to 174.61 shares of common stock of the Company.

On December 23, 2022, the Company filed an Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, changing the total number of its authorized capital stock to 501,000,000, which includes 500,000,000 shares of common stock, par value $0.0001 par value per share, and 1,000,000 shares of preferred stock, $0.0001 par value per share.

A warrant to purchase an aggregate of 304,878 shares of Series A Preferred Stock for an exercise price of $1,000,000 was issued to Full Finance and Star. The warrant was exercised in full during the last quarter of 2022 and the balance during January 2023. The Company received $180,000 on November 14, 2022, $50,000 on December 5, 2022, $75,000 on December 12, 2022 and $695,000 on January 25, 2023.

There are currently 610,061 shares of Series A Preferred Stock issued and outstanding.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, LLC, with an address of 18 Lafayette Place, Woodmere, New York 11598, and its telephone number is (212) 828-8436.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a person deemed an “interested stockholder” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date such person becomes an interested stockholder unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the price of our common stock.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the company.

Special Stockholder Meetings

Our certificate of incorporation and bylaws provide that a special meeting of stockholders may be called only by a majority of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our certificate of incorporation and bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

The provisions of the Delaware General Corporation Law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO
NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the ownership and disposition of our common stock but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. No ruling on the U.S. federal, state, or local tax considerations relevant to our operations or to the purchase, ownership or disposition of our common stock, has been requested from the Internal Revenue Service (“IRS”) or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary also does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, or under U.S. federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions, regulated investment companies or real estate investment trusts;

●	persons subject to the alternative minimum tax or Medicare contribution tax on net investment income;

●	tax-exempt organizations or governmental organizations;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below)

●	U.S. expatriates and certain former citizens or long-term residents of the U.S.;

●	partnerships or entities classified as partnerships for U.S. federal income tax purposes or other pass-through entities (and investors therein);

●	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

●	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code; or

●	persons deemed to sell our common stock under the constructive sale provisions of the Internal Revenue Code.

Non-U.S. Holders are urged to consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, a non-U.S. holder (other than a partnership) is any holder of our common stock other than:

●	an individual citizen or resident of the U.S. (for U.S. federal income tax purposes);

●	a corporation or other entity taxable as a corporation created or organized in the U.S. or under the laws of the U.S., any state thereof, or the District of Columbia, or other entity treated as such for U.S. federal income tax purposes;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “U.S. persons” (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a U.S. person.

In addition, if a partnership or entity classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors.

Distributions

As described in “Dividend Policy,” we have never declared or paid cash dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. However, if we do make distributions on our common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a non-taxable return of capital and will first reduce a non-U.S. holder’s basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “Gain on Disposition of Common Stock.”

Subject to the discussion below on effectively connected income, backup withholding and foreign accounts, any dividend paid to a non-U.S. holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or at such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide us (or the applicable withholding agent) with an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. A non-U.S. holder of shares of our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by a non-U.S. holder that are effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by the non-U.S. holder in the U.S.) are generally exempt from such withholding tax. In order to obtain this exemption, the non-U.S. holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition, dividends received by a non-U.S. holder that is a corporation that are effectively connected with such non-U.S. holder’s conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or at such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

Gain on Disposition of Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the U.S.);

●	the non-U.S. holder is a non-resident alien individual who is present in the U.S. for a period or periods aggregating 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met; or

●	our common stock constitutes a U.S. real property interest by reason of our status as a “U.S. real property holding corporation,” (“USRPHC”), for U.S. federal income tax purposes at any time within the shorter of (i) the five-year period preceding the non-U.S. holder’s disposition of our common stock, or (ii) the non-U.S. holder’s holding period for our common stock.

Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, a non-U.S. holder would not be subject to U.S. federal income tax on a sale, exchange or other taxable disposition of shares of our common stock by reason of our status as a USRPHC so long as (i) our common stock is regularly traded on an established securities market during the calendar year in which such sale, exchange or other taxable disposition of shares of our common stock occurs and (ii) such non-U.S. holder does not own and is not deemed to own (directly, indirectly or constructively) more than 5% of our common stock at any time during the relevant period.

Non-U.S. holders described in the first bullet above will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders described in the second bullet above, will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may generally be offset by U.S. source capital losses for the year (provided such non-U.S. holders have timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to non-U.S. holders, their names and addresses and the amount of tax withheld, if any. A similar report will be sent to non-U.S. holders. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in a non-U.S. holder’s country of residence.

Payments of dividends or of proceeds on the disposition of stock made to non-U.S. holders may be subject to information reporting and backup withholding at a current rate of 28% unless such non-U.S. holders establish an exemption, for example, by properly certifying their non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our common stock paid to “foreign financial institutions” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and gross proceeds from the sale or other disposition of our common stock paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. An intergovernmental agreement between the U.S. and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our common stock.

Each prospective investor should consult its tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

Crone Law Group, P.C. has opined on the validity of the shares being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement for the fiscal years ended December 31, 2022 and December 31, 2021 have been audited by Elkana Amitai CPA, an independent registered public accounting firm and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

We have filed with the SEC this registration statement on Form S-1 under the Securities Act with respect to the common stock being offered by this prospectus. This prospectus, which constitutes a part of this registration statement, does not contain all of the information in this registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, you should refer to this registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to this registration statement. Each of these statements is qualified in all respects by this reference.

Upon effectiveness of this registration statement, we will become subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we will file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements, and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above.

MOTOMOVA INC.

(Previously: PETROCORP INC.)

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2022

U.S. DOLLARS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Motomova Inc.

Opinion on the Financial Statements

We have audited the accompanying the balance sheets of Motomova Inc. (“the Company”) as of December 31, 2022 and the related statements of operations, changes in stockholders’ deficit and cash flows, for the year then ended, and the related notes and schedules (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year ended December 31, 2022, in conformity with generally accepted accounting principles in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Going concern- refer to note 1 of the financial statements

Critical audit matter description

The Company raised substantial doubt about the entity’s ability to continue as a going concern for a reasonable period of time. The financial statements for the years under audit have been prepared to assume that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. See the explanatory paragraph of the opinion paragraph.

We identified the going concern as a critical audit matter, as (i) the assumptions utilized in the model to asses going concern situation required judgment, and the model is inherently complex. (ii) the magnitude of the liabilities and losses that will impact due to the estimation process.

How the Critical Audit Matter was addressed in our Audit

The primary procedures we performed to address this critical audit matter included the following: (i) We evaluate whether there is substantial doubt about the entity’s ability to continue as a going concern for a reasonable period of time. (ii) We obtained information about management’s plans that are intended to mitigate the effect of such conditions or events and assess the likelihood that such plans can be effectively implemented. (iii) We added an explanatory paragraph to the audit report.

/s/ Elkana Amitai CPA

We have served as the Company’s auditor since 2023.

Mitzpe Netofa, Israel

July 14, 2023

MOTOMOVA INC.

CONSOLIDATED BALANCE SHEET

U.S. dollars

		December 31,	December 31,
	Note	2022	2021*)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents		$334,759	$482,403
Trade and accounts receivable	3	203,779	40,683
Operating lease right-of-use assets		44,948	126,870
Inventory	4	204,253	188,758

Total current assets		787,739	838,714

Property and equipment, net	5	6,697	26,968

Total assets		$794,436	$865,682

*)	Proforma

The accompanying notes are an integral part of the financial statements.

MOTOMOVA INC.

CONSOLIDATED BALANCE SHEET

U.S. dollars (except share and per share data)

		December 31,	December 31,
	Note	2022	2021*)
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Trade payables		$79,035	$88,148
Accounts payable and accrued expenses	6	1,201,998	1,348,391
Short term loan from related parties		35,729	-
Shareholders’ loan	8	992,737	1,379,067
Operating lease liabilities		44,948	126,870

Total current liabilities		2,354,447	2,942,476

SHAREHOLDERS’ EQUITY	10
Ordinary shares of $0.0001 par value - 500,000,000 shares authorized on December 31, 2022 and December 31, 2021; 22,680,000 and 70,117,705 shares issued and outstanding on December 31, 2021 and December 31, 2022, respectively.		7,012	2,268
Preferred shares of $0.0001 par value - 1,000,000 shares authorized, on December 31, 2022 and December 31, 2021; 0 (zero) and 305,183 shares issued and outstanding on December 31, 2022 and December 31, 2022, respectively.		31	-

Additional paid-in capital		10,205,070	9,061,497
Other comprehensive income		181,222	125,659
Accumulated deficit		(11,909,462)	(11,156,056)

Total Equity (Deficit) attributable to controlling shareholders		(1,516,127)	(1,966,632)

Non-controlling interests		(43,884)	(110,162)
Total shareholders' equity (Deficit)		(1,560,011)	(2,076,794)

Total liabilities and shareholders’ equity (Deficit)		$794,436	$865,682

*)	Proforma

The accompanying notes are an integral part of the financial statements.

July 14, 2023
Date of approval of the	Menny Shalom	Haim Ratzabi
financial statements	Chief Executive Officer	Chief Financial Officer

MOTOMOVA INC.

CONSOLIDATED STATEMENTS OF INCOME

U.S. dollars

		Year ended December 31,	Year ended December 31,
	Note	2022	2021*)
Sales		989,879	930,849
Cost of sales	11	641,239	604,729
Gross profit		348,640	326,120

Research and development	12a	376,525	267,439
Sales and marketing	12b	368,684	167,788
General and administrative	12c	440,214	147,750
Operating expenses		1,185,423	582,977

Operating loss		(836,783)	(256,857)

Financial (Income) expenses	13	(10,468)	90,363

Loss before taxes		(826,315)	(347,220)

Tax expenses		-	-

Net loss		(826,315)	(347,220)

Other comprehensive income		(62,012)	(30,952)

Total loss and other comprehensive income		(888,327)	(378,172)

Net profit (loss) for the period is attributable to:
Controlling shareholders		(753,407)	(318,733)
Non-controlling interests		(72,908)	(28,487)
Net Profit Loss		(826,315)	(347,220)

Earning (loss) per ordinary share		(0.02)	(0.02)

Weighted average number of ordinary shares used in computing basic and diluted loss per share		33,857,103	22,680,000

*)	Proforma

The accompanying notes are an integral part of the financial statements.

MOTOMOVA INC.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

U.S. dollars

	Ordinary shares		Preferred shares		Additional paid-in	Other comprehensive	Accumulated		Non- controlling	Total shareholders’ equity
	Number	Amount	Number	Amount	capital	income	deficit	Total	interests	(Deficit)
Balance at December 31, 2020 *)	22,680,000	2,268	-	-	9,061,497	97,926	(10,837,323)	(1,675,632)	(84,893)	(1,760,525)

Other comprehensive income	-	-	-	-	-	27,733	-	27,733	3,219	30,952

Net loss	-	-	-	-	-	-	(318,733)	(318,733)	(28,488)	(347,221)

Balance at December 31, 2021 *)	22,680,000	2,268	-	-	9,061,497	125,659	(11,156,056)	(1,966,632)	(110,162)	(2,076,794)

Issue of shares	47,437,705	4,744	-	-	-	-	-	4,744	-	4,744

Investment from shareholders	-	-	305,183	31	841,466	-	-	841,497	97,672	939,169

Conversion of shareholders loans	-	-	-		302,107			302,107	35,066	337,173

Other comprehensive income	-	-	-	-	-	55,563	-	55,563	6,449	62,012

Net loss	-	-	-	-	-	-	(753,406)	(753,406)	(72,909)	(826,315)

Balance at December 31, 2022	70,117,705	7,012	305,183	31	10,205,070	181,222	(11,909,462)	(1,516,127)	(43,884)	(1,560,011)

*)	Proforma

The accompanying notes are an integral part of the financial statements.

MOTOMOVA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars

	Year ended December 31,	Year ended December 31,
	2022	2021
Cash flows from operating activities:

Net loss	$(826,315)	$(347,221)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in trade and income receivables	(53,185)	99,608
Increase in advance from suppliers	(101,270)	-
Increase in government institutions	(8,642)	6,145
Change in inventory	(15,495)	11,763
Depreciation	20,270	7,443
Decrease in accounts payables and credit balances	(155,504)	74,878
Decrease in related parties	(350,601)	73,252
Decrease in liabilities due to severance pay	-	(54,122)
Increase in other comprehensive income	62,012	30,952

Net cash used in operating activities	(1,428,730)	(97,302)

Cash flows used in Investing activities:

Purchase of property and equipment	-	(21,477)

Net cash used in investment activities	-	(21,477)

Cash flows from financing activities:

Proceeds from issuance of shares	4,743	-
Proceeds from converted shareholders loans	1,276,342	455,434

Net cash provided by financing activities	1,281,085	455,434

Increase (Decrease) in cash and cash equivalents	(147,644)	336,655
Cash and cash equivalents at the beginning of the period	482,403	145,748

Cash and cash equivalents at the end of the period	$334,759	$482,403

Supplemental disclosures of non- cash flow information:

Conversion of shareholders loans	337,173	-

The accompanying notes are an integral part of the financial statements.

MOTOMOVA INC.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars

NOTE 1:-	GENERAL

a.	Motomova Inc. (the “Company”) a corporation orgenized and existing under and by virtue of the provisions of General Corporation Law of the state of Delaware was incorporated in July 2006. On June 12th, 2023 the Company has changed its name from PETROCORP Inc to MOTOMOVA Inc.

b.	Originally, when incorporated, the company was engaged in the oil and gas business. The Copmany has stopped its gas and oil activities in June 2020.

c.	On March 15, 2022, Optima Fintech Management Ltd., a company formed under the laws of the State of Israel (“Optima”), purchased 17,000,000 shares of common stock from James Fitzsimons, former CEO of the Company, pursuant to the terms and conditions of the Stock Purchase Agreement dated February 23, 2022, among Optima, the seller and the Company. As a result of the purchase, Optima became, at that time, the controlling shareholder and the owner of the majority of the power of the Company’s outstanding voting securities.

d.	On October 6, 2022, the Company consummated the transactions contemplated by the Share Exchange Agreement dated July 26, 2022, with M.E.A. Testing Systems Ltd., a company formed under the laws of the State of Israel (“MEA”), and shareholders representing 89.6% of the issued and outstanding shares of MEA (the “MEA Shareholders”), pursuant to which the MEA Shareholders agreed to exchange all of their shares in MEA for newly issued shares of the Company. In accordance with the Share Exchange Agreement, each outstanding ordinary share of MEA was exchanged for 34.92 shares of common stock, par value $0.0001 per share, of the Company, and every 5 outstanding preferred shares of MEA was exchanged for 1 newly issued preferred share of the Company. Each preferred share of MEA is convertible to 174.61 shares of common stock of MEA and has the other rights and designations identical to those held by the preferred shareholders of MEA immediately prior to the Closing. At the closing, all the outstanding warrants issued by MEA exercisable for an aggregate of 305,848 where exchanged for an identical number of warrants exercisable for the identical number of preferred shares of Motomova. As a result of the transactions contemplated by the Share Exchange Agreement, MEA became a subsidiary of the Company.

e.	In October 2022 the share exchange agreement was closed and 89.6% of MEA shares were transferred to Petrocorp, which, in return issued 47,437,706 ordinary shares to the transferring MEA shareholders. In addition 305,183 preferred shares were issued to preferred-shares MEA shareholders. In addition a warrant was issued – according to which – Full Finance Israel, Limited Partnership, that previously had a warrant to invest up to $1,000,000 in MEA in return to preferred shares, received a warrant to invest up to $1,000,000 in return to 304,878 prefered shares of the Company.

f.	Today, the merged company develops, manufactures, and supplies an extensive array of testing solutions and instruments relating to the power of motors for various markets, including electric vehicles and their components, transportation, and the home appliance industries.

The Company incurred an accumulated deficit of $11,943,458. The Company will need funds to continue its operations until profitability is achieved or until additional funding is raised. The Company’s management intention is to raise funds from existing and new shareholders or from foreign funds.

MOTOMOVA INC.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

a.	Financial statements in U.S. dollars:

The functional currency of the Company is the USD.The functional currency of MEA is the NIS (Israeli Shekel). Translation adjustments resulting from remeasuring the foreign currency denominated financial statements into U.S. dollars are included in the Company’s statements of comprehensive Income.

b.	Use of estimates:

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

- Level 1:	Quoted prices in active markets for identical instruments;

- Level 2:	Other significant observable inputs (including quoted prices in active markets for similar instruments);

- Level 3:	Significant unobservable inputs (including assumptions in determining the fair value of certain investments).

The carrying values for cash and cash equivalents, accounts receivable, other current assets, accounts payable and accrued liabilities, and deferred revenue approximate their fair value due to their short maturities.

c.	Principle of Consolidation:

The consolidated financial statements include the financial statements of the Company and its subsidiaries. Intercompany transactions and balances have been eliminated upon consolidation.

d.	Cash and cash equivalents:

Cash and cash equivalents are comprised of highly liquid investments, including deposits in banks with original maturities of three months or less.

MOTOMOVA INC.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars

e.	Property and equipment:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets at the following annual rates:

%
Office furniture and equipment	7 - 15
Computers and peripheral equipment	33
Vehicles	15

Long-lived assets of the Company are reviewed for impairment in accordance with Accounting Standard Codification (“ASC”) 360, “Property, Plant and Equipment”, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future discounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. During the year 2021 and 2022 no impairment losses were recorded.

f.	Income taxes:

The Company is required to account for income taxes in accordance with the provisions of ASC 740, Income Taxes (“ASC 740) by recognizing the amount of tax payable for the current year and recognizing the amount of deferred tax asset or liability for the future consequence of events that have been reflected in the Company’s consolidated financial statements or tax returns.

Deferred tax assets or liabilities are based on temporary differences between the basis of financial reporting amounts and the basis of income tax reporting amounts. These deferred tax assets and liabilities are measured using the enacted tax rates and laws that will be in effect when such amounts are expected to reverse or be utilized. Valuation allowances are recorded to reduce deferred tax assets to amounts that are more likely than not to be ultimately realized. In determining the recognition of uncertain tax positions, the Company applies a more-likely-than-not recognition threshold and determines the measurement of uncertain tax positions by considering the amounts and probabilities of the outcomes that could be realized upon ultimate settlement with taxing authorities.

As of December 31, 2022 and 2021, the Company had no material unrecognized tax benefits and no adjustments to liabilities were recorded.

g.	Revenue recognition:

Significant management judgments and estimates must be made and used in connection with the recognition of revenue in any accounting period. Material differences in the amount of revenue in any given period may result if these judgments or estimates prove to be incorrect or if management’s estimates change on the basis of development of business or market conditions.

MOTOMOVA INC.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars

We have decided to follow the provisions of Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). The guidance provides a unified model to determine how revenue is recognized.

Revenues are recognized when control of the promised goods or services are transferred to the customers in an amount that reflects the consideration that we expect to receive in exchange for those goods or services.

We determine revenue recognition through the following steps: (1) identification of the contract with a customer; (2) identification of the performance obligations in the contract; (3) determination of the transaction price; (4) allocation of the transaction price to the performance obligations in the contract; and (5) recognition of revenue when, or as, we satisfy a performance obligation.

h.	Going concern:

The accompanying financial statements have been prepared in conformity with GAAP, which contemplates continuation of the Company as a going concern.

The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

i.	Pro forma presentation

The pro forma financial statements of the Company are based on the historical financial statements of the Company and M.E.A. Testing Systems Ltd.

The pro forma presentation is due to the acquision of M.E.A. Testing Systems Ltd as disrobed in note 1.

j.	Leases

In February 2016, the FASB established Topic 842, Leases, by issuing Accounting Standards Update (ASU) No. 2016-02. The guidance establishes a right-of-use model (“ROU”) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. The Group determines if an arrangement is or contains a lease at contract inception.

The Group is a lessee in an operating lease for a research facility. Operating leases are included in operating lease right-of-use (“ROU”) assets, other current liabilities, and operating lease liabilities in our consolidated balance sheets.

MOTOMOVA INC.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars

ROU assets represent Company’s right to use an underlying asset for the lease term and lease liabilities represent Group’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As our lease does not provide an implicit rate, the Company generally uses the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

The Group monitors for events or changes in circumstances that require a reassessment of one of its leases. When a reassessment results in the remeasurement of a lease liability, a corresponding adjustment is made to the carrying amount of the corresponding ROU asset unless doing so would reduce the carrying amount of the ROU asset to an amount less than zero. In that case, the amount of the adjustment that would result in a negative ROU asset balance is recorded in statement of comprehensive loss.

k.	Liability for employee rights upon retirement

MEA testing systems’s liability for severance pay is pursuant to Section 14 of the Severance Compensation Act, 1963 (“Section 14”), pursuant to which all the Company’s employees are included under Section 14, and are entitled only to monthly deposits. Under Israeli employment law, payments in accordance with Section 14 release the Company from any future severance payments in respect of those employees. The fund is made available to the employee at the time the employer-employee relationship is terminated, regardless of cause of termination. The severance pay liabilities and deposits under Section 14 are not reflected in the consolidated balance sheets as the severance pay risks have been irrevocably transferred to the severance funds.

l.	Research and development expenses

Research and development costs are charged to the consolidated statement of operations as incurred.

m.	Commitments and Contingencies

The Company records accruals for loss contingencies arising from claims, litigation and other sources when it is probable that a liability has been incurred and the amount can be reasonably estimated. These accruals are adjusted periodically as assessments change or additional information becomes available. Legal costs incurred in connection with loss contingencies are expensed as incurred.

n.	Basic and diluted net loss per share

Basic net loss per share is computed by dividing the net loss by the weighted-average number of shares of Ordinary shares outstanding during the period.

Diluted net loss per share is computed by giving effect to all potential shares of Ordinary shares, to the extent dilutive, all in accordance with ASC No. 260, “Earning Per Share”.

MOTOMOVA INC.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars

Recent Accounting Pronouncements

Business Combination

On October 28, 2021, the FASB issued ASU 2021-08, which amends ASC 805 to “require acquiring entities to apply Topic 606 to recognize and measure contract assets and contract liabilities in a business combination.” Under current GAAP, an acquirer generally recognizes such items at fair value on the acquisition date. According to the FASB, this Update is intended “to improve the accounting for acquired revenue contracts with customers in a business combination by addressing diversity in practice and inconsistency related to the following:

●	Recognition of an acquired contract liability

●	Payment terms and their effect on subsequent revenue recognized by the acquirer.

ASU 2021-08 06 is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years.

Income taxes

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The amendments in this ASU simplify the accounting for income taxes, eliminates certain exceptions to the general principles in Topic 740 and clarifies certain aspects of the current guidance to improve consistent application among reporting entities. ASU 2019-12 is effective for fiscal years beginning after December 15, 2021 and interim periods within annual periods beginning after December 15, 2022, though early adoption is permitted, including adoption in any interim period for which financial statements have not yet been issued. The Company is currently evaluating the effect the adoption of ASU 2019-12 will have on its consolidated financial statements.

NOTE 3:-	TRADE AND ACCOUNTS RECEIVABLE

	December 31,	December 31,
	2022	2021
Trade receivables	$23,107	$-
Governmental institutions	26,198	17,556
Advances for suppliers	101,270	-
Income receivables	53,204	23,127
	$203,779	$40,683

NOTE 4:-	INVENTORY

	December 31,	December 31,
	2022	*)2021
Systems - In process goods	$143,635	$129,068
Components	60,618	59,690
	$204,253	$188,758

*)	As of December 31, 2021 the inventory amount was assessed by the company’s management, and no inventory count was performed by the company’s current auditor as he was appointed on during 2022.

MOTOMOVA INC.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars

NOTE 5:-	PROPERTY AND EQUIPMENT, NET

Composition of assets and the accumulated depreciation thereon, grouped by major classification and changes therein in 2022 and 2021 are as follows:

	December 31,			December 31,
	2022			2021
	Cost	Accumulated Depreciation	Property and equipment, Net	Property and equipment, Net
Computers and peripheral equipment	18,708	17,580	1,128	2,450
Office furniture and equipment	40,753	38,295	2,458	3,037
Vehicles	51,542	48,431	3,111	21,481
Total	$111,003	$104,306	$6,697	$26,968

NOTE 6:-	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

	December 31,	December 31,
	2022	2021
Employees and payroll accruals	$69,175	$62,894
Provision for vacation	226,774	315,207
Creditors on account of equity rights	305,000	455,434
Deffered income	501,125	467,988
Accounts payable and accrued expenses	99,924	46,868
Total accounts payable and accrued expenses	$1,201,998	$1,348,391

NOTE 7:-	RELATED PARTIES

	December 31,	December 31,
	2022	2021
Short term loans	$35,729	$325,524
Accrued interest	-	58,593
Total related party debt	$35,729	$384,117

a.	Transactions with interested and related parties:

	December 31,	December 31,
	2022	2021
Consulting fees	$106,000	$-
Directors’ fees	7,500	-
Salaries and Management fees	277,029	144,201
Related parties transactions	$390,529	$144,201

MOTOMOVA INC.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars

b.	Balances with interested and related parties:

	December 31,	December 31,
	2022	2021
Assets:	-	-

Liabilities
Short term loans	$35,729	$384,117
Vendors	1,000	-
Creditors on account of equity rights	305,000	455,434
Sharholders Loan	992,737	994,950
Total related party liabilities	$1,334,466	$1,834,501

1.	As of December 31, 2022, our three board members, Messrs. Yom Tov, Shalom and Adibi are each entitled to receive $2,500, representing the compensation paid to our directors in consideration for their services rendered in their capacities as directors. The Company intends to pay each of its three directors $2,500 per month as long as the individuals serve in such capacity, which amount has been accrued and unpaid since December 1, 2022.

2.	As of December 1, 2022 Menachem Shalom, through wholly owned company Billio Ltd, executed a consulting agreement with the Company pursuant to which Mr. Shalom would be engaged as the Chief Executive Officer at a current monthly salary of $10,000 plus VAT. If the Company closes a capital raise in excess of $500,000, the monthly base compensation increases to $15,000 per month; if such raise shall be in excess of $2,000,000, the compensation increases to $25,000 per month. If the Company is successful in uplisting to Nasdaq, the compensation increases to $35,000 per month. If Mr. Shalom is terminated by the Company for other than good cause, he shall be entitled to a severance payment equal to 6 months of his currently monthly compensation. Mr. Shalom agreed to a 5 year non-compete provision after the consulting agreement is terminated.

3.	As of December 1, 2022, Amir Adibi, through a wholly owned company Adibi Holdings Ltd, executed a consulting agreement with the Company pursuant to which Mr. Adibi would be engaged as the Executive Vice President-Business Development at a current monthly salary of $10,000 plus VAT. If the Company closes a capital raise in excess of $500,000, the monthly base compensation increases to $15,000 per month; if such raise shall be in excess of $2,000,000, the compensation increases to $25,000 per month. If the Company is successful in uplisting to Nasdaq, the compensation increases to $35,000 per month. If Mr. Adibi is terminated by the Company for other than good cause, he shall be entitled to a severance payment equal to 6 months of his current monthly compensation. Mr. Adibi agreed to a 5-year non-compete provision after the consulting agreement is terminated.

4.	Menachem Cohen is a party to an employment agreement with MEA dated August 1, 2020, pursuant to which he is employed at a current salary of NIS25,000 per month. Mr. Cohen also receives the use of a car and is entitled to all benefits which Israeli law provides to employees. Either party has the right to terminate by providing 6 months prior notice, but if MEA terminates and does not provide 6 months’ advance notice, they still must pay his salary for 6 months. MEA has the right to terminate Mr. Cohen for cause. Mr. Cohen also agreed to customary confidentiality provisions, and a non-compete for two years after the termination of his employment with MEA.

5.	On April 1st 2022, the Company has signed a promissory note with Optima Fintach Management Ltd. By December 31, 2022 the balance of the note inclufing accrued interest is $992,737.

MOTOMOVA INC.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars

6.	During 2022 MEA has paid consulting fees to Menachem Shalom (through payments to Billio Ltd) in the amount of $101,568 and $23,200 were paid to Amir Adibi (through Amir Adibi Holdings Ltd).

7.	Optima Fintech Management Ltd, a shareholder of the Company, has made some payments to the Company’s suppliers on behalf of the Company and its entitled to receive those amounts back. The balance of those payments as of December 31, 2022 is $22,259.

8.	Billio Ltd, a company wholly owned by Menachem Shalom, has made some payments to the Company’s suppliers on behalf of the Company and its entitled to receive those amounts back. The balance of those payments as of December 31, 2022 is $6,000.

9.	Full Finance Israel, LP and Star 26, LP, two partnerships affiliated with the Company, have invested in the Company by exercising warrants granted to them.

10.	As of January 15, 2023, the Company entered into an Employment Agreement with Haim Ratzabi, according to which Mr. Ratzabi will serve as the Company’s Chief Financial Officer commencing February 1, 2023, at a salary of NIS25,000 per month and an additional NIS 5,000 per month for 30 hours of overtime per month. Mr. Ratzabi’s compensation is based on 50% of employment but shall increase to 100% immediately after the Company accumulates fund raise of $2,000,000. The Company will allocate an amount equal to 6% of Mr. Ratzabi’s salary to a fund for severance pay, and an additional 6.5% of his salary will be allocated to a provident fund. Mr. Ratzabi agreed to a 12-month non-compete provision after the employment agreement is terminated.

11.	On July 3, 2023, each of Amir Adibi and Menachem Shalom, officers and directors of the Company, lend the Company $32,500. The Company received an aggregate of $48,750 as a result of the 25% original discount on the loans. The loans bear interest at a rate of 1% per month. In addition, the Company agreed to issue a number of shares equal to approximately 0.25% of its fully-diluted then-outstanding share capital to each of Messrs. Adibi and Shalom for each calendar month that the loan remains outstanding. If the Company’s common stock is listed on the NASDAQ Capital Market before July 4, 2024, the lenders have the right to convert the outstanding loan and accrued interest, into shares of the Company’s common stock at a 40% discount to the public offering price, subject to certain limitations, provided, however that the Company’s effective value to each lender shall not exceed $60,000,000. If the Company is not listed on Nasdaq by such date, the interest rate on the loan increases to 2% per annum and the loan is due on July 4, 2025.

12.	On June 19, 2023, the Company and MEA entered into a convertible loan agreement with five shareholders and/or affiliates – Menachem Shalom, Amir Adibi, Doron Yom Tov, Hanan Malka and Hold Me Ltd - a company controlled by Menachem Shalom. Pursuant to the convertible loan agreement, the shareholders lend an aggregate of approximately $93,889. The loans bear interest at a rate of 1% per month. In addition, the Company agreed to issue a number of shares equal to approximately 0.25% of its fully-diluted then-outstanding share capital to each of the lending shareholder for each calendar month that the loan remains outstanding. If the Company’s common stock is listed on the NASDAQ Capital Market before June 20, 2024, the shareholders have the right to convert the outstanding loan and accrued interest, into shares of the Company’s common stock at a 40% discount to the public offering price, subject to certain limitations. If the Company is not listed on Nasdaq by such date, the interest rate on the loan increases to 2% per annum and the loan is due on June 20, 2025.

MOTOMOVA INC.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars

13.	On June 15, 2023, MEA entered into a credit agreement with Bank Hapoalim, an Israeli bank, pursuant to which MEA received a 6-month loan of NIS 500,000. Interest on the line of credit accrued at the Israel Bank’s Prime Rate (currently 6.25%) plus 2.25% per annum. The credit agreement is secured by a lien on all of MEA’s assets and by unlimited personal guarantees of each of the Company’s directors.

Since the Company’s directors (Menachem Shalom, Amir Adibi and Doron Yom Tov) were required to sign an unlimited personal guarantee to secure the loan from Bank Hapoalim and to secure all other, existing and future, loans and credit provided to the Company and/or to MEA, the Company agreed to issue to each director or his designee, per month, the number of shares equal to approximately 0.05% of the outstanding shares of the Company on a fully diluted basis, per each NIS100,000 of debt secured by that director. That applies to the debt provided by Grazaini Industries as mentioned above.

NOTE 8:-	SHAREHOLDERS’ LOAN

	December 31,	December 31,
	2022	2021
Loan	$949,950	$1,275,474
Accrued interest	42,787	103,593
Shareholders’ loan	$992,737	$1,379,067

The Company received shareholders’ loan in an aggregate amount of $949,950 from December 2008 through May 2011. Following the company’s change of control, occurred in March 15, 2022, the loan and interest was assigned to the new controlling shareholders.

NOTE 9:-	INCOME TAXES

The Company’s subsidiaries are separately taxed under the domestic tax laws of the jurisdiction of incorporation of each entity.

a.	Corporate tax rates in U.S.:

The Company is subject to U.S. income tax laws. The corporate tax rates applicable to Motomova, Inc. for the years ended December 31, 2022 and 2021 were 21% for federal income taxes and a blended rate of 8% for state income taxes. There are no significant provisions for U.S. federal, state or other taxes for any period.

b.	Corporate tax rates in Israel:

The Israeli statutory corporate tax rates the years ended December 31, 2022 and 2021 was 23%.

The provision/benefit for income taxes for the year ended December 31, 2022 differs from the amount which would be expected as a result of applying the statutory tax rates to the losses before income taxes due primarily to changes in the valuation allowance to fully reserve net deferred tax assets.

MOTOMOVA INC.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income.

	December 31,	December 31,
	2022	2021
	USD	USD
Deferred tax assets:
Pre-tax profit/(loss) as reported	(8,600,652)	(7,899,611)
Israeli statutory tax rate	23%	23%
Expected tax expense (benefit)	(1,978,150)	(1,816,910)
Total deferred tax assets	1,978,150	1,816,910
Less: Valuation allowance	(1,978,150)	(1,816,910)
Net deferred tax assets	-	-

The Company has provided a valuation allowance against the full amount of the deferred tax asset due to management’s uncertainty about its realization. As of December 31, 2022, the Company had approximately NIS 28,889,443 in tax loss carryforwards that can be utilized in future periods to reduce taxable income.

NOTE 10:-	SHAREHOLDERS’ EQUITY

a.	Composition of share capital:

	December 31, 2022
	Authorized	Issued and outstanding
	Number of shares
Ordinary shares of $0.0001 par value each	500,000,000	70,117,705
Preferred shares of $0.0001 par value each	1,000,000	305,183

b.	The Ordinary shares confer upon their holders the right to participate and vote in the shareholders’ meetings of the Company and the right to participate in any distribution of dividends.

c.	Issuance of share

●	On March 15, 2022, Optima Fintech Management Ltd., a company formed under the laws of the State of Israel (“Optima”), purchased 17,000,000 shares of common stock from James Fitzsimons, former CEO of the Company, pursuant to the terms and conditions of the Stock Purchase Agreement dated February 23, 2022, among Optima, the seller and the Company. As a result of the purchase, Optima controls the majority of the power of the Company’s outstanding voting securities.

MOTOMOVA INC.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars

●	On September 28, 2022, the Company filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, authorizing 1,000,000 shares of ‘blank check’ preferred stock and other corporate changes. The amended and restated certificate also authorized the issuance of 800,000 shares of 6% Convertible Series A Preferred Stock.

●	On October 6, 2022, the Company consummated the transactions contemplated by the Share Exchange Agreement dated July 26, 2022, with M.E.A. Testing Systems Ltd., a company formed under the laws of the State of Israel (“MEA”), and shareholders representing 89.6% of the issued and outstanding shares of MEA (the “MEA Shareholders”), pursuant to which the MEA Shareholders agreed to exchange all of their shares in MEA for newly issued shares of the Company. In accordance with the Share Exchange Agreement, each outstanding ordinary share of MEA was exchanged for 34.92 shares of common stock, par value $0.0001 per share, of the Company, and every 5 outstanding preferred shares of MEA was exchanged for 1 newly issued preferred share of the Company. Each preferred share of MEA is convertible to 174.61 shares of common stock of MEA and has the other rights and designations identical to those held by the preferred shareholders of MEA immediately prior to the Closing. At the closing, all the outstanding warrants issued by MEA exercisable for an aggregate of 305,848 where exchanged for an identical number of warrants exercisable for the identical number of preferred shares of Motomova. As a result of the transactions contemplated by the Share Exchange Agreement, MEA became a subsidiary of the Company.

●	On November 7, 2022, the Company filed an amendment with the Secretary of State of the State of Delaware, changing the voting and conversion rates of the 6% Convertible Series A Preferred Stock to be in accordance with the voting and conversion rates of the preferred shares of M.E.A Testing Systems Ltd. (“MEA”) which were exchanged for preferred shares of the Company. Each share of Series A Preferred Stock votes 174.61 shares of common stock and is convertible to 174.61 shares of common stock of the Company.

●	On December 23, 2022, the Company filed an amendment with the Secretary of State of Delaware, changing the total number of its authorized capital stock to 501,000,000, which includes 500,000,000 shares of common stock, par value $0.0001 par value per share, and 1,000,000 shares of preferred stock, $0.0001 par value per share.

NOTE 11:-	COST OF SALES

	December 31,	December 31,
	2022	2021
Salaries and related expenses	$210,407	$152,975
Overhead costs	80,984	69,666
Consumable materials and equipment	349,848	382,088
Cost of sales	$641,239	$604,729

MOTOMOVA INC.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars

NOTE 12:-	OPERATING EXPENSES

a.	Research and development:

	December 31,	December 31,
	2022	2021
Salaries and related expenses	$317,365	$182,001
Overhead costs	35,993	71,892
Other expenses	23,167	13,546
Research and development	$376,525	$267,439

b.	Sales and marketing:

	December 31,	December 31,
	2022	2021
Salaries and related expenses	$138,907	$150,509
Overhead costs	13,497	15,550
Consulting and marketing expenses	216,280	1,729
Sales and marketing	$368,684	$167,788

c.	General and administrative:

	December 31,	December 31,
	2022	2021
Salaries and related expenses	$119,814	$110,081
Professional services	102,434	3,353
Management fees	73,815	-
Office and maintenance expenses	69,120	3,220
Rent and utilities	28,825	17,638
Depreciation	20,270	7,443
Others	25,936	6,015
General and administrative	$440,214	$147,750

NOTE 13:-	FINANCIAL EXPENSES

	December 31,	December 31,
	2022	2021
Interest on loan	$42,787	$59,697
Exchange differences	(16,278)	10,996
Gain from loan replacement	(40,257)	-
Others and banks fees	3,280	19,671
Financial expenses	$(10,468)	$90,364

MOTOMOVA INC.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars

NOTE 14:-	SUBSEQUENT EVENTS

●	On January 1, 2023 the Company adopted the 2022 Petrocorp Inc. Stock Incentive Plan (“Plan”),which has been presented to and reviewed by the Board and the holders of the majority of the issued and outstanding shares of the Corporation. According to the Plan the Company has reserved 15,000,000 shares of common stock for issuance to employees, officers, consultants and agents of the Company.

●	On February 2023, the Company has signed a Revolving Credit Line Agreement with MEA and a Revolving Credit Line Agreement with Petrocorp Israel Ltd – a wholly owned Israeli subsidiary of the Company. Those agreements enable the company to fund the operations of those two companies.

●	On March 2023 an amount of 304,878 warrants that were issued and outstanding as of December 31, 2022 were exercise for a nuumber of 304,878 preferred shares of the company. Accordingly, the company has an aggregate of 610,061 shares of preferred stock issued and outstanding which are convertible to an aggregate of 106,522,751 shares of common stock of the Company.

●	On May 2023, Gad Zohar and Menachem Cohen, left the board of directors of MEA. Hanan Malka was appointed as a new board member of MEA.

●	On May 16, 2023 the Company issued and amount of 6,170,286 shares of Common Stock, for their par value, and that upon such issuance, such shares shall be deemed to be duly authorized, fully paid and non-assessable.

●	On June 12th, 2023 the Company has changed its name from PETROCORP Inc to MOTOMOVA Inc.

●	On June 15, 2023, MEA entered into a credit agreement with Bank Hapoalim, an Israeli bank, pursuant to which MEA received a 6-month loan of NIS 500,000. Interest on the line of credit accrued at the Israel Bank’s Prime Rate (currently 6.25%) plus 2.25% per annum. The credit agreement is secured by a lien on all of MEA’s assets and by unlimited personal guarantees of each of the Company’s directors.

●	On June 19, 2023, the Company and MEA entered into a convertible loan agreement with five shareholders and/or affiliates. Pursuant to the convertible loan agreement, the shareholders lend an aggregate of approximately $93,889. The loans bear interest at a rate of 1% per month. In addition, the Company agreed to issue a number of shares equal to approximately 0.25% of its fully-diluted then-outstanding share capital to each of the lending shareholder for each calendar month that the loan remains outstanding. If the Company’s common stock is listed on the NASDAQ Capital Market before June 20, 2024, the shareholders have the right to convert the outstanding loan and accrued interest, into shares of the Company’s common stock at a 40% discount to the public offering price, subject to certain limitations. If the Company is not listed on Nasdaq by such date, the interest rate on the loan increases to 2% per annum and the loan is due on June 20, 2025.

●	On June 20, 2023, The Financial Industry Regulatory Authority notified the Company that the name change of the Company took effect on the over-the-counter market as of June 21, 2023, at which time, the ticker symbol for the Company’s common stock officially changed to “MTMV”.

MOTOMOVA INC.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars

●	On July 3, 2023, the Company entered into a convertible loan agreement with Graziani Industries 1992 Ltd. (“Lender”), pursuant to which Lender agreed to lend $200,000 to the Company with interest at the rate of 8% a year. In the event of an uplist of the Company’s common stock to NASDAQ Capital Market prior to July 4, 2024, Lender has the right to convert the outstanding loan balance into shares of the Company’s common stock at a 40% discount to the public offering price, subject to certain limitations. If the Company fails to achieve an uplisting of its common stock before such date, the loan will bear interest at 8% per annum and must be repaid on or before July 4, 2025. If the loan is not converted to shares, the debt of the Company to Lender is then personally guaranteed by Messrs. Shalom and Adibi, two directors of the Company.

●	On July 3, 2023, each of Amir Adibi and Menachem Shalom, officers and directors of the Company, lend the Company $32,500. The Company received an aggregate of $48,750 as a result of the 25% original discount on the loans. The loans bear interest at a rate of 1% per month. In addition, the Company agreed to issue a number of shares equal to approximately 0.25% of its fully-diluted then-outstanding share capital to each of Messrs. Adibi and Shalom for each calendar month that the loan remains outstanding. If the Company’s common stock is listed on the NASDAQ Capital Market before July 4, 2024, the lenders have the right to convert the outstanding loan and accrued interest, into shares of the Company’s common stock at a 40% discount to the public offering price, subject to certain limitations, provided, however that the Company’s effective value to each lender shall not exceed $60,000,000. If the Company is not listed on Nasdaq by such date, the interest rate on the loan increases to 2% per annum and the loan is due on July 4, 2025.

●	Since the Company’s directors (Menachem Shalom, Amir Adibi and Doron Yom Tov) were required to sign an unlimited personal guarantee to secure the loan from Bank Hapoalim and to secure all other, existing and future, loans and credit provided to the Company and/or to MEA, the Company agreed to issue to each director or his designee, per month, the number of shares equal to approximately 0.05% of the outstanding shares of the Company on a fully diluted basis, per each NIS100,000 of debt secured by that director. That applies to the debt provided by Grazaini Industries and by Bank Hapoalim as mentioned above.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates except for the SEC registration fee filing fee.

	Amount to be
Item	Paid
SEC registration fee	$1,410
Legal fees and expenses	$30,000	*
Accounting fees and expenses	$30,000	*
Miscellaneous expenses	10,000	*
Total	$71,410

●	Estimated

Item 14. Indemnification of Directors and Officers

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; or

●	unlawful payments of dividends in violation of the Delaware General Corporation Law.

Our certificate of incorporation and bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law and provide for the advancement of expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any director or officer for any liability arising out of his, her or its actions in that capacity.

We believe these provisions in our certificate of incorporation and bylaws are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is no pending litigation or proceeding naming any of our directors, officers or employees as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer or employee.

Item 15. Recent Sales of Unregistered Securities

The following list sets forth information as to all securities we have sold during the last three years which were not registered under the Securities Act.

On October 6, 2022, the Company issued an aggregate of 47,437,706 shares of common stock to the former shareholders of MEA pursuant to the terms and conditions of the Share Exchange Agreement.

On October 6, 2022, the Company issued an aggregate of 305,183 shares of Series A Preferred Stock to the former preferred shareholders of MEA pursuant to the terms and conditions of the Share Exchange Agreement.

On October 6, 2022, the Company issued warrants to purchase an aggregate of 304,878 shares of Series A Preferred Stock to the former warrant holders of MEA pursuant to the terms and conditions of the Share Exchange Agreement.

On November 14, 2022, the Company issued 12,140 shares of Series A Preferred Stock for an exercise price of $180,000 upon the exercise of outstanding warrants.

On December 5, 2022, the Company issued 3,372 shares of Series A Preferred Stock for an exercise price of $50,000 upon the exercise of outstanding warrants.

On December 12, 2022, the Company issued 5,058 shares of Series A Preferred Stock for an exercise price of $75,000 upon the exercise of outstanding warrants.

On January 25, 2023, the Company issued 7,158 shares of Series A Preferred Stock for an exercise price of $106,139 upon the exercise of outstanding warrants.

On January 25, 2023, the Company issued 277,150 shares of Series A Preferred Stock.

On May 16, 2023, the Company issued 6,170286 shares of common stock to two consultants for a purchase price of $618.

None of the above issuances involved any underwriters, underwriting discounts or commissions, or any public offering and we believe are exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and/or Regulation D or Regulation S promulgated thereunder. All purchasers of securities in transactions exempt from registration pursuant to Regulation D represented to us that they were accredited investors and were acquiring the shares for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment.

Item 16. Exhibits and Financial Statement Schedules

3.1	Certificate of Amendment to Amended and Restated Articles of Incorporation of the Company as filed with the Delaware Secretary of State as of June 12, 2023.

3.2	Certificate of Amendment to Amended and Restated Articles of Incorporation of the Company as filed with the Delaware Secretary of State as of December 23, 2022.

3.3	Certificate of Amendment to Amended and Restated Articles of Incorporation of the Company as filed with the Delaware Secretary of State as of November 7, 2022.

3.4	Amended and Restated Articles of Incorporation of the Company as filed with the Delaware Secretary of State as of September 28, 2022.

3.5	Bylaws of the Company

4.1	Specimen of Stock Certificate

4.2	Description of Securities

4.3	Warrant Agreement dated as of July 26, 2022, by and between Petrocorp Inc., and Full Finance Israel, LP.

4.4	Revolving Credit Note dated February 10, 2023, made by Petrocorp Israel Ltd, in favor of the Company.

4.5	Revolving Credit Note dated February 10, 2023, made by M.E.A. Testing Systems Ltd. in favor of the Company.

5.1	Opinion of The Crone Law Group, P.C., as to the legality of securities being registered*

10.1	Share Exchange Agreement dated as of July 26, 2022, by and among Petrocorp Inc., MEA Testing Systems Ltd., and certain shareholders of MEA Testing Systems Ltd.

10.2	First Amendment to Share Exchange Agreement dated as of September 12, 2022, by and among Petrocorp Inc., MEA Testing Systems Ltd., and certain shareholders of MEA Testing Systems Ltd.

10.3	Form of Leak Out and Resale Restriction Agreement by and among Petrocorp Inc., MEA Testing Systems Ltd., and certain shareholders of MEA Testing Systems Ltd.

10.4	Consulting Agreement dated December 1, 2022, by and between Petrocorp Inc. and Billio Ltd.

10.5	Consulting Agreement dated December 1, 2022, by and between Petrocorp Inc. and Adibi Holdings Ltd.

10.6	Employment Agreement dated January 15, 2023, by and between Petrocorp Inc. and Haim Ratzabi.

10.7	Employment Agreement dated August 1, 2020, from MEA Testing Ltd. and Menachem Cohen.

10.8	Convertible Loan Agreement dated June 20, 2023, from MEA Testing Systems Ltd. to Hold Me Ltd., MLB, Amir Adibi, and Menachem Marchov.

10.9	Agreement dated July 3, 2023, by and between Graziani Industries 1992 Ltd. and Motomova Inc.

10.10	Convertible Loan Agreement dated July 3, 2023, by and between Amir Adibi and Menachem Shalom as Lenders and Motomova Inc.

10.11	Credit Agreement dated June 15, 2023, between the Company and Bank Hapoalim.

10.12	2022 Stock Incentive Plan

21.1	List of Subsidiaries

23.1	Consent of Elkana Amitai CPA

23.2	Consent of Crone Law Group, PC (included as part of Exhibit 5.1)

107	Filing Fee Table

*	to be filed by amendment

Item 17. Undertakings

The registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fi de offering thereof.

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Israel on July 14, 2023.

MOTOMOVA INC.

Date: July 14, 2023	By:	/s/ Menachem Shalom
		Name:	Menachem Shalom
		Title:	Chief Executive Officer and Secretary (principal executive officer)

Date: July 14, 2023	By:	/s/ Haim Ratzabi
		Name:	Haim Ratzabi
		Title:	Chief Financial Officer (principal financial and accounting officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Doron Yom Tov	Director	July 14, 2023

/s/ Amir Adibi	Director	July 14, 2023

/s/ Menachem Shalom	Director	July 14, 2023